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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Legacy Housing Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LEGACY HOUSING CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 8, 2019

To our Stockholders:

        The Annual Meeting of Stockholders of Legacy Housing Corporation ("Legacy" or the "Company") will be held on Friday, November 8, 2019, at our offices located at 1600 Airport Freeway, Suite 100, Bedford, Texas 76022, at 9:00 a.m., local time. At the meeting, you will be asked to consider and vote on:

  •
  the election of five directors to the Board of Directors;

  •
  the ratification of the appointment of BKD, LLP as auditors of the Company for 2019; and

  •
  the approval of the reincorporation of the Company from the state of Delaware to the state of Texas.

        Action will also be taken on any other matters that properly come before the meeting. If you are a stockholder of record at the close of business on September 13, 2019, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about September 27, 2019.

        Please sign, date and return the enclosed proxy card as soon as possible so your shares may be voted as you direct.

By Order of the Board of Directors,
Neal J. Suit Executive Vice President, General Counsel and Secretary
Bedford, Texas September 27, 2019

LEGACY HOUSING CORPORATION
1600 Airport Freeway
Suite 100
Bedford, Texas 76022

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
Friday, November 8, 2019

        The Annual Meeting of Stockholders of Legacy Housing Corporation ("Legacy" or the "Company") will be held on Friday, November 8, 2019, at our offices located at 1600 Airport Freeway, Suite 100, Bedford, Texas 76022, at 9:00 a.m., local time.

        Our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting or any adjournments of that meeting. This proxy statement, which was prepared by our management for the Board of Directors, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on the proxy you submit for the meeting, it will be voted in accordance with the recommendation of the Board of Directors. You may revoke your proxy at any time before it is exercised at the meeting by giving our Secretary written notice to that effect. This proxy statement and our annual report are first being sent to stockholders on or about September 27, 2019.

ABOUT THE MEETING

What is being considered at the annual meeting?

        You will be voting for:

  •
  the election of five directors for a term of one year or until their successors are elected and qualified;

  •
  the ratification of the appointment of BKD, LLP as our auditors for 2019; and

  •
  the approval of the reincorporation of the Company from the state of Delaware to the state of Texas.

        In addition, our management will report on our performance and respond to your questions.

        The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this proxy statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

How many votes must be present to hold the meeting?

        Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of September 13, 2019, the record date, must be present at the meeting, in person or by proxy. This is referred to as a quorum. On September 13, 2019, we had 24,722,936 shares issued and outstanding.

Who can vote at the meeting?

        You may vote if you owned common stock as of the close of business on September 13, 2019. Each share of stock is entitled to one vote.

Who is being nominated for director?

        The only director candidates nominated for election at the annual meeting are Curtis D. Hodgson, Kenneth E. Shipley, Mark E. Bennett, John A. Isakson and Stephen L. Crawford. The only prospective Board member who is not already a member of the Board is Mr. Crawford, who is proposed to replace Philip T. Blazek, who is not standing for reelection.

What should I do if I receive more than one proxy card or other set of proxy materials from the Company?

        If you hold your shares in multiple accounts or registrations, or in both registered and street name, you will receive a proxy card for each account. Please sign, date and return all proxy cards you receive from the Company. Only your latest dated proxy for each account will be voted. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer & Trust Company, tel.: (212) 509-4000.

How do I vote?

        If you are a record holder of shares of common stock, you can vote in two ways:

  1.
  By Mail:    If you received your proxy materials by mail, complete and sign your proxy card or voting instruction form and mail it in the enclosed postage prepaid envelope we provided so that it is received by November 7, 2019, one day before the annual meeting, to be sure it is received in time to count.

  2.
  In Person at the Meeting:    If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the annual meeting.

Can I vote if my shares are held in "street name"?

        If the shares you own are held in "street name" by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form.

Will my shares be voted if I do not provide my proxy?

        Under applicable rules, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but it will not be allowed to vote your shares with respect to certain "non-discretionary" items. The ratification of BKD, LLP as our independent registered public accounting firm is considered to be a discretionary item under applicable rules and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The remaining items of business at the annual meeting are "non-discretionary" and if you do not instruct your broker how to vote with respect to such proposals, your broker may not vote with respect to these proposals and those votes will be counted as "broker non-votes." "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Please see "What vote is required to approve each of the matters to be considered at the meeting?" for information regarding the vote required to approve the matters being considered at the annual meeting and the treatment of broker non-votes.

        If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

        If your shares are held in street name, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the September 13, 2019 record date in order to be admitted to the meeting on November 8, 2019. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

Can I change my mind after I vote?

        Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

        Proxy cards that are signed and returned but do not include voting instructions will be voted "FOR" the election of the nominee directors recommended by the Board of Directors,"FOR" the ratification of the appointment of BKD, LLP and "FOR" the reincorporation of the Company from Delaware to Texas.

What vote is required to approve each of the matters to be considered at the meeting?

        Proposal 1: Election of Directors.    In an uncontested election, Directors of the Company are elected by the affirmative vote of the majority of the shares of stock present in person or represented by proxy at a shareholders meeting having a quorum and entitled to vote on the subject matter. The election at the annual meeting will be uncontested. You may vote either "FOR" or "AGAINST" for any one or more of the nominees. Under a majority of the votes standard, the shares voted "FOR" a nominee must exceed the number of shares voted "AGAINST" that nominee. An abstention will have the same effect as a vote "AGAINST" a nominee. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. Any shares not voted by a customer will be treated as broker non-votes, and broker non-votes will have no effect on the results of the election of directors.

        Proposal 2: Ratification of Independent Registered Public Accounting Firm.    To be approved, this proposal to ratify our selection of an independent registered public accounting firm must receive an affirmative vote from stockholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have the same effect as a vote "AGAINST" this proposal. For this proposal, brokerage firms have authority to vote shares of their customers that are held in "street name." If a broker does not exercise this authority, it will result in a broker non-vote. Broker non-votes will have no effect on the outcome of this proposal.

        Proposal 3: Reincorporation of Company in Texas.    Approval of this proposal requires the affirmative vote of a majority of the voting power of the outstanding Common Stock entitled to vote on this proposal. Abstentions and broker non-votes will be counted as a vote "AGAINST" this proposal.

How will votes be counted?

        Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether submitted in person, by mail, internet, on a ballot voted in person at the meeting, or in accordance with the instructions provided by your broker. With respect to all proposals, shares will not be voted in favor of the matter, and will not be counted as voting on the matter, if they are broker non-votes. Assuming the presence of a quorum, abstentions and broker non-votes for a particular proposal will not be counted as votes cast to determine the outcome of a particular proposal.

Who will count the votes?

        Representatives of Continental Stock Transfer & Trust Company, the transfer agent for our common stock ("Common Stock") will tabulate the votes.

Will my vote be kept confidential?

        Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding) or (2) there is a contested election for the Board of Directors.

How does the Board of Directors recommend that I vote on the proposals?

        The Board of Directors recommends that you vote on the proxy card:

        "FOR" the election of each of the five nominees, Curtis D. Hodgson, Kenneth E. Shipley, Mark E. Bennett, John A. Isakson and Stephen Crawford, each for a term of one year (Proposal 1);

        "FOR" the ratification of the selection of BKD, LLP as our independent registered public accounting firm for the 2019 fiscal year (Proposal 2); and

        "FOR" the reincorporation of the Company from the state of Delaware to the state of Texas (Proposal 3).

Where can I find the voting results?

        We will report the voting results in a current report on Form 8-K within four business days after the conclusion of our annual meeting.

How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2020 Annual Meeting?

        If you are interested in submitting a proposal for inclusion in our proxy statement for the 2020 Annual Meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion, we must receive your stockholder proposal for our proxy statement for the 2020 Annual Meeting of Stockholders at our principal executive offices in Bedford, Texas no earlier than July 11, 2020, and no later than August 10, 2020.

        The stockholder's notice to the Secretary must set forth (1) as to each person whom the stockholder proposes to nominate for election as a director (a) his/her name, age, business address and residence address, (b) his/her principal occupation and employment, (c) the number of shares of Common Stock of Legacy which are owned beneficially or of record by him/her as well as, among other things, any derivative or synthetic instrument, convertible security, put, option, stock appreciation right or similar rights; (d) a description of any agreement, arrangement or understanding; and (e) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; (2) as to any other business that the stockholder proposes to bring before the meeting, (a) a brief description of the business desired to be brought before the meeting, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (c) the reasons for conducting such business at the meeting, and (d) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice (a) his/her name and record address and (b) the number of shares of Legacy's Common Stock that are owned beneficially or of record by him/her. The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which he/she gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

        If notice of any stockholder proposal is received before July 11, 2020, or after August 10, 2020, then the notice will be considered untimely and we are not required to present such proposal at the 2020 Annual Meeting.

        These requirements are separate from and in addition to the requirements of the Securities and Exchange Commission (the "SEC") that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

        Any proposals, nominations or notices should be sent to:

    Legacy Housing Corporation
    1600 Airport Freeway
    Suite 100
    Bedford, Texas 76022
    Attention: Corporate Secretary

What are the costs of soliciting these proxies and who will pay?

        We will bear the costs of mailing the proxy statement and solicitation of proxies, which we estimate to be approximately $            . In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies by telephone, email and personal communication. No additional remuneration will be paid to any director, officer or employee of the Company for such solicitation. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our Common Stock that they hold in their names. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or email. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household unless we have received contrary instructions from one or more stockholders. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Legacy Housing Corporation, 1600 Airport Freeway, Suite 100, Bedford, Texas 76022, tel.: (817) 799-4900. If you want to receive separate copies of the proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

 PROPOSAL 1: ELECTION OF DIRECTORS

        Our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the number of directors is fixed by Board resolution. Our Board of Directors now consists of five directors, as set forth below, each of whom has consented to be nominated and to serve if elected. Philip T. Blazek served on the Board of Directors this past year, but is not standing for reelection this year. The Board has nominated Stephen L. Crawford to serve on the Board to fill the vacant position created by Mr. Blazek's departure. All of the other Board members served on the Board this prior year and are standing for reelection.

Name	Age	Principal Occupation	Director Since
Curtis D. Hodgson	65	Executive Chairman—Legacy Housing	2018
Kenneth E. Shipley	60	President and Chief Executive Officer—Legacy Housing	2018
Mark E. Bennett(1)(3)	65	Partner—Bennett, Weston, LaJone & Turner, P.C.	2018
John A. Isakson(1)(2)(3)	48	Chief Financial Officer—Preferred Apartment Communities, Inc.	2018
Stephen L. Crawford(4)	65	Former Managing Partner of Sabine Realty Partners, LLC	—

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

(4)
If elected to the Board of Directors, it is anticipated that Mr. Crawford will be appointed to the Audit Committee and the Compensation Committee.

        Unless you indicate otherwise, shares represented by executed proxies will be voted "FOR" the election as directors of the persons listed above. As of the date of this proxy statement, the Company has no reason to believe that any nominee will be unable to serve or for good cause will not serve as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Nominating and Corporate Governance Committee may recommend, and the Board may propose, a substitute nominee(s) at the annual meeting and the proxies identified in the proxy card will vote to approve the election of the substitute nominee(s). If substitute nominees are proposed, we will, in full compliance with all applicable state and federal laws and regulations, file an amended proxy statement and proxy card that, as applicable, (1) identifies the substitute nominee(s), (2) discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and (3) includes the disclosure required by Item 7 of Schedule 14A with respect to such nominees.

Director Qualifications

        Our board of directors, acting through our Nominating and Corporate Governance Committee, is responsible for nominating a slate of director nominees that collectively have the complementary experience, qualifications, and skills and attributes to guide the Company and function effectively as a board. We believe that each of our nominees has the necessary professional experience to provide effective oversight of the Company's business. We also believe each of our nominees has other attributes necessary to create an effective board, such as high personal and professional ethics, business and professional experience, integrity and values; practical wisdom and judgment; and a commitment to representing the long-term interests of all our stockholders. In addition to these attributes, in each individual's biography set forth below, we have highlighted specific experience, qualifications, and skills that we believe qualify each individual to serve as a director of Legacy.

Director Biographies

        The following is a brief account of our directors' business experience:

        Curtis D. Hodgson co-founded our company in 2005 and served as our Co-Chief Executive Officer from January 2018 to February 2019, then became our executive Chairman of the Board. He has been a member of our board of directors since January 2018. Prior to that, Mr. Hodgson served as a partner of the company's predecessor, Legacy Housing, Ltd., and controlled its general partner. Over the past 37 years, Mr. Hodgson has owned and operated several manufactured home retail operations and manufactured housing communities in Texas. Mr. Hodgson has significant expertise in the manufactured housing industry. Mr. Hodgson earned a B.S. in Engineering from the University of Michigan and J.D. from The University of Texas.

        Mr. Hodgson is the co-founder, executive Chairman and one of our largest stockholders and he was selected to serve on our board of directors due to his decades of experience and deep knowledge of our industry and substantial operational and strategic planning expertise. His service as the executive Chairman creates a critical link between management and the board.

        Kenneth E. Shipley co-founded our company in 2005 with Curtis D. Hodgson. Mr. Shipley was our Co-Chief Executive Officer from January 2018 and, since February 2019, has served as our President and sole Chief Executive Officer. He has been a member of our board of directors since January 2018, when our company converted to a corporation and prior to that, Mr. Shipley, together with Mr. Hodgson, served as partners of the company's predecessor, Legacy Housing, Ltd. Mr. Shipley has more than 30 years of experience in the manufactured home industry. Since 1981, he has also owned and operated Bell Mobile Homes in Lubbock, Texas, a manufactured home retailer.

        Mr. Shipley is the co-founder, President, Chief Executive Officer and one of our largest stockholders, and he was selected to serve on our board of directors due to his decades of experience and knowledge of our industry and substantial sales and distribution experience with dealers and customers in the industry. His service as a director and the President and Chief Executive Officer creates a critical link between management and the board.

        Mark E. Bennett became a member of our board of directors upon the closing of our IPO in December 2018. He is a partner in the law firm of Bennett, Weston, LaJone & Turner, P.C. in Dallas, Texas, a firm he founded in 1985 and where he currently serves as a partner focused on real estate, business law, and litigation. Mr. Bennett previously worked for the tax department of Ernst & Young from 1979-1981, served as Vice President, Tax Counsel, and Secretary for Southmark Corporation, a real estate company that at the time was traded on the New York Stock Exchange, from 1981 to 1984, an Executive Vice President for Pacific Realty, a real estate services firm, from 1984 to 1986, and he held the position of General Counsel for Greenbriar Corporation, a real estate company, from 1995 to 2002. Mr. Bennett earned a B.A. degree in Business and J.D. from the University of Kansas. Mr. Bennett was admitted to practice law in Texas in 1980, and is also a certified public accountant.

        Mr. Bennett's substantial knowledge and over 35 years of legal and accounting and tax experience in a wide range of real estate development projects and related regulatory and dispute resolution matters makes him well-qualified as a member of the Board.

        Stephen L. Crawford is standing for election to our board of directors for the first time. He previously served as the Managing Partner of Sabine Realty Partners, LLC, a real estate company focused on Texas properties, from May 2014 until May 2019. Previously, he served as the Director of Corporate Real Estate for Temple-Inland Inc., a publicly traded corrugated packaging and building products company, from April 2002 until February 2012, at which time International Paper acquired Temple-Inland. From 2012 until his retirement in December 2013, Mr. Crawford served as a Senior Real Estate Manager for International Paper, focusing his efforts on the corporate transition. From March 1994 until March 2002, Mr. Crawford served as the Director of Corporate Real Estate and

Senior Vice President for Guaranty Bank. In that role, he had director level responsibilities over 200 branch bank locations in Texas and California, as well as oversight of Guaranty Bank's corporate headquarters in Dallas, Texas. In addition, Mr. Crawford has experience from 1976-1994 in commercial real estate lending, brokering, acquisitions, development, marketing, and asset management for companies such as Trammell Crow Company and Bonnet Resources Corporation. Mr. Crawford earned a B.B.A. from Texas Tech University.

        Mr. Crawford has extensive experience and knowledge of commercial real estate acquisitions, dispositions, development, and asset management, and this expertise is highly beneficial to our company.

        John A. Isakson became a member of our board of directors upon the closing of our IPO in December 2018. He has served as the Chief Financial Officer of Preferred Apartment Communities, Inc., a publicly traded operator of multifamily properties throughout the United States ("PAC"), since August 2018, and acted as Executive Vice President and Chief Capital Officer of PAC from 2011 until August 2018. He served as Chief Executive Officer of Main Street Apartment Homes, LLC, an indirect subsidiary of PAC, since PAC's commencement of operations in 2015. Prior to his role at PAC, he was the Chief Executive Officer of Williams Asset Management, an investment and asset management firm for a private equity fund he co-founded, from 2006 to June 2013, and he co-founded Tarpon Development, LLC, serving as Chief Executive Officer from 1999 to 2005. He also served as Vice President of Finance for Julian LeCraw & Company from 1995 to 1999, where he oversaw the financing and acquisition of multifamily investments. Mr. Isakson earned a B.A. degree in Economics from Tulane University and M.A. in Economics from the University of Georgia.

        Mr. Isakson demonstrates a broad depth of knowledge of both the private and institutional side of the housing industry in acquisitions, dispositions, corporate and property-level finance, investor relations and asset management, which are highly relevant to our business.

Board Recommendation

        The Board of Directors unanimously recommends a vote on the proxy card "FOR" the election each of the directors listed above.

 PROPOSAL 2: RATIFICATION OF APPOINTMENT OF BKD, LLP AS AUDITORS FOR
FISCAL 2020

        Our Audit Committee charter provides that the Audit Committee shall appoint annually a firm of independent registered public accountants to serve as auditors. The Audit Committee has appointed BKD, LLP to act as auditors for our fiscal year ending December 31, 2019.

        If this proposal is not approved at the annual meeting, our Audit Committee will reconsider the selection of BKD, LLP for the ensuing fiscal year, but may determine that continued retention of BKD, LLP is in our Company's and our stockholders' best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our Company's and our stockholders' best interests.

        We expect representatives of BKD, LLP to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders. We do not expect a representative of Grant Thornton LLP, our independent auditors for the fiscal year ended December 31, 2018, to be present at the annual meeting.

Board Recommendation

        Our Board of Directors unanimously recommends that our stockholders vote "FOR" ratification of the appointment of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 on the proxy card.

PROPOSAL 3: REINCORPORATION OF THE COMPANY FROM THE STATE OF DELAWARE TO THE STATE OF TEXAS

General

        The Board has unanimously approved and recommends that the stockholders approve the reincorporation of the Company from the state of Delaware to the state of Texas (the "Reincorporation" or the "Reincorporation Proposal"). This approval and recommendation has been provided by the entire Board and by the directors unaffiliated with Legacy.

        Upon the Reincorporation:

  (1)
  The affairs of the Company will cease to be governed by Delaware corporation laws and will become subject to Texas corporation laws. See "Comparison of Shareholder Rights Before and After the Reincorporation" below.

  (2)
  The legal existence of the Company as a separate Delaware corporation ("Legacy Delaware") will cease and Legacy Texas will continue with all of the rights, titles and interests of Legacy Delaware, will continue with the same officers and directors of Legacy Delaware, the rights of creditors of Legacy Delaware will continue to exist as creditors of Legacy Texas, and the ownership interest of the stockholders of Legacy Delaware will be converted to an identical interest in Legacy Texas.

  (3)
  All of the Company's employee benefit and incentive plans and arrangements will be assumed by Legacy Texas upon the same terms and subject to the same conditions set forth in such plans and arrangements as before the Reincorporation.

  (4)
  Each outstanding share of our Common Stock will automatically be converted into one share of common stock, par value $0.04 per share, of Legacy Texas ("Legacy Texas Common Stock").

  (5)
  Each outstanding option to purchase our Common Stock will automatically be converted into an option to purchase an identical number of shares of Legacy Texas Common Stock at the same option price per share and upon the same terms and subject to the same conditions set forth in the applicable plan and related award agreement.

  (6)
  Legacy Texas Common Stock will become issuable upon the vesting of Legacy Delaware's existing restricted shares and awards of restricted stock units upon the same terms and subject to the same conditions set forth in the applicable plan and related award agreement.

  (7)
  Our ticker symbol "LEGH" will remain unchanged as a result of the Reincorporation.

        The Reincorporation will become effective upon filing with the Secretary of State of each of Delaware and Texas, which filings are expected to be made as soon as practicable after stockholder adoption of the Reincorporation. Attached hereto as exhibits are drafts of our proposed Texas certificate of formation and bylaws. No regulatory approval (other than various filings with Secretary of State of Texas and Delaware discussed above) is required to effect the Reincorporation.

Reasons for the Reincorporation

        The Company's headquarters and its principal operations, management and employees are located in Texas, meaning that the Company's status as a Delaware corporation physically located in Texas requires the Company to comply with reporting and tax obligations in both Delaware and Texas. For the most recent franchise tax period, the Company paid approximately $200,000 in franchise taxes to the state of Delaware. The Company is obligated to pay the same amount of Texas franchise tax regardless of where it is incorporated, and the Company's Texas tax obligations will not change as a result of the Reincorporation. Accordingly, the Reincorporation will result in a net savings by the Company of approximately $200,000 annually.

        The Company does not conduct any operations in Delaware and thus does not believe it receives any material financial benefit as a result of being incorporated in Delaware. The Company also considered its relatively small capitalization and its desire to cut unnecessary costs. If the Reincorporation Proposal is implemented, Legacy Texas would benefit from a recurring reduction in franchise taxes compared to Legacy Delaware because Legacy Texas would no longer have a franchise tax obligation in Delaware.

        Furthermore, incorporation in Delaware subjects the Company to the jurisdiction and venue of federal and state courts in Delaware in possible litigation, even though the Company has no management, employees or operations there. Delaware courts may require the retention of Delaware counsel in Delaware proceedings in addition to the Company's Texas counsel. The Company believes the risk of this potential expense and other hurdles of litigation conducted far from its Texas offices is unwarranted.

        The Company believes that the Texas legislature has demonstrated a willingness to maintain modern and effective corporation laws to meet changing business needs. While some regard Delaware corporate law as the most extensive and well-defined body of corporate law in the United States, the Company does not believe there is significant risk to the Company or its shareholders if the Company is governed under Texas corporate law rather than Delaware corporate law. While there are some advantages under Delaware corporate law to being a Delaware corporation, there are also advantages under Texas corporate law to being a Texas corporation. The Company believes that, on balance, the impact on the Company of implementing the Reincorporation Proposal from a corporate law perspective will be positive to the Company and its shareholders.

        We have provided a discussion of differences between the Delaware and Texas corporation laws below under the heading "Comparison of Shareholder Rights Before and After the Reincorporation."

No Change in Business, Jobs, or Physical Location

        The Reincorporation Proposal will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below under the heading "Comparison of Shareholder Rights Before and After the Reincorporation." The Reincorporation Proposal will not result in any change in headquarters, business, jobs, management, location of any of our offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation and the Delaware franchise tax savings discussed above). Our management, including all directors and officers, will remain the same in connection with the Reincorporation and will have identical positions with Legacy Texas. To the extent the Reincorporation will require the consent or waiver of a third party (for example, the consent of the Company's primary lender), the Company will use commercially reasonable efforts to obtain such consent or waiver before completing the Reincorporation. If a material consent cannot be obtained, the Company will not proceed with the Reincorporation. The Reincorporation will not otherwise affect any of the Company's material contracts with any third parties and the Company's rights and obligations under such material contractual arrangements will continue as rights and obligations of Legacy Texas as a Texas corporation.

Authorized Shares of Common Stock

        If the Reincorporation Proposal is approved by the Company's stockholders, then the number of the Company's authorized shares before and after the Reincorporation will be the same.

Comparison of Shareholder Rights Before and After the Reincorporation

        The Reincorporation will effect some changes in the rights of the Company's shareholders. This is as a result of differences between the Texas Business Organizations Code ("TBOC") and the Delaware General Corporation Law ("DGCL"), as well as differences between each of the Company's charter documents before and after the Reincorporation. The proposed Texas bylaws will contain a similar provision regarding stockholder proposals as is set forth under "How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2020 Annual Meeting?"

        Summarized below are the most significant differences between the rights of the Company's shareholders before and after the Reincorporation. The differences between the current Delaware Certificate of Incorporation and bylaws and the proposed Texas certificate of formation and bylaws, as relevant to such rights, are noted within this summary. The summary below is not intended to be relied upon as an exhaustive list of all the differences or a complete description of the differences resulting from the Reincorporation. Furthermore, this summary is qualified in its entirety by reference to the DGCL, the Company's existing Delaware Certificate of Incorporation and bylaws, the TBOC, and the Company's proposed Texas certificate of formation and bylaws.

Delaware	Texas
Approval of Mergers	Under Delaware law, any merger with a third party must be approved by a majority of the corporation's shareholders.

The existing Delaware Certificate of Incorporation and bylaws do not set forth a different approval standard.

Under Texas law, any merger with a third party requires approval by two-thirds of the outstanding shares of the Texas corporation unless a different threshold, not less than a majority, is specified in the certificate of formation.

The proposed Texas certificate of formation overrides the default statutory vote requirement and requires the approval of such transactions by affirmative vote of the holders of a majority of the outstanding shares entitled to vote.

Delaware	Texas
Appraisal Rights	Under Delaware law, stockholders have no appraisal rights in the event of a merger or consolidation of the corporation if the stock of the Delaware corporation is listed on a national securities exchange (the Company currently meets this condition by virtue of its listing on the Nasdaq market) or if such stock is held of record by more than 2,000 stockholders. Stockholders of a Delaware parent corporation have no appraisal rights in a merger between that parent corporation and a subsidiary corporation wholly owned by that parent corporation. Even if appraisal rights would not otherwise be available under Delaware law in the cases described above, stockholders would still have appraisal rights if they are required by the terms of the agreement of merger and consolidation to accept for their stock anything other than:

(1) shares of stock;

(A) of the surviving corporation; or

(B) of any other corporation which shares at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders;

(2) cash in lieu of fractional shares; or

(3) a combination of such shares and such cash.

Under Delaware law, any corporation may provide in its certificate of incorporation that appraisal rights will also be available as a result of an amendment to its certificate of incorporation, any merger or consolidation involving such corporation, or the sale of all or substantially all of the assets of the corporation.

Except for the limited classes of mergers, consolidations, sales and asset dispositions for which no shareholder approval is required under Texas law, shareholders of Texas corporations with voting rights have dissenters' rights in the event of a merger, consolidation, conversion, sale, lease, exchange or other disposition of all, or substantially all, the property and assets of the corporation. However, a shareholder of a Texas corporation has no dissenters' rights with respect to any plan or merger or conversion in which there is a single surviving or new domestic or foreign corporation, or with respect to any plan of exchange if:

(1) the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate:

(A) listed on a national securities exchange (the Company currently meets this condition by virtue of its listing on the Nasdaq market); or

(B) held of record by at least 2,000 owners;

(2) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner's ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

	Delaware	Texas
The existing Delaware Certificate of Incorporation and bylaws have no provisions with respect to appraisal rights.	(3) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner's ownership interest any consideration other than:

(A) ownership interests, or depository receipts in respect of ownership interests, of another entity of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:

(i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance;

(ii) held of record by at least 2,000 owners;

(B) cash instead of fractional ownership interests the owner would otherwise be entitled to receive; or

(C) any combination of the ownership interests and cash above.

Shareholder Consent to Action Without a Meeting
Under Delaware law, unless otherwise provided in the Certificate of Incorporation, any action that can be taken at a meeting of the stockholders can be taken without such meeting if written consent thereto is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were presented and voted.

The existing Delaware bylaws and Certificate of Incorporation prohibits stockholder action by written consent.

Under Texas law, any action that may be taken at a meeting of the shareholders may be taken without a meeting if written consent thereto is signed by all the holders of shares entitled to vote on that action. The certificate of formation of a Texas corporation may provide that action by written consent in lieu of a meeting may be taken by the holders of that number of votes which would be required to take the action which is the subject of the consent at a meeting at which each of the shares entitled to vote were present and voted.

The proposed Texas certificate of formation and bylaws mirrors the existing Delaware bylaws and Certificate of Incorporation.

	Delaware	Texas
Procedures for Filling Vacant Directorships	Under Delaware law, unless the certificate of incorporation or bylaws provide otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

The existing Delaware bylaws and Certificate of Incorporation require the vote of a majority of the directors then in office, although less than a quorum, to fill vacancies.

Under Texas law, any vacancy occurring in the board of directors may, unless otherwise authorized by a corporation's certificate of formation, fill a vacancy or a newly created vacancy in a director position only: (i) by the affirmative vote of the majority of the directors then in office, even if less than a quorum, (ii) by the sole remaining director, or (iii) by the affirmative vote of the shareholders.

A directorship to be filled because of an increase in the number of directors may be filled by the shareholders or by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders. The board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

The proposed Texas bylaws require the affirmative vote of the majority of directors then in office, even if less than a quorum, to fill any vacancy in the board of directors.

Right to Call Meetings
Delaware law provides that special meetings of the stockholders may be called by the board of directors or such other persons as are authorized in the certificate of incorporation or bylaws.

The existing Delaware bylaws and Certificate of Incorporation provide that special meetings of the stockholders may be called the Board, the Chairman of the Board, or the CEO at any time, and are required to be called upon the written request of the holders of at least 33 1/3% of the Company's outstanding shares entitled to vote.

Unlike in Delaware, under Texas law, shareholders are guaranteed the right to call special meetings. Unless otherwise specified in the corporation's certificate of formation, holders of not less than 10% of all of the shares entitled to vote at the proposed meeting have the right to call a special shareholders' meeting. The certificate of formation may allow for special meetings to be called by a number of shares greater than or less than 10%, but it may not set the required number of shares above 50%. The CEO, board of directors, or any other person authorized to call special meetings by the certificate of formation or bylaws of the corporation may also call special shareholders' meetings.

The proposed Texas bylaws provide that special meetings of the stockholders may be called by two or more members of the Board of Directors, the Chairman of the Board, or the CEO at any time, and are required to be called upon the written request of the holders of at least 50% of the Company's outstanding shares entitled to vote.

	Delaware	Texas
Voting by Proxy	Under Delaware law, a stockholder may authorize another person or persons to act for such stockholder by proxy. A proxy is valid for three years from its date unless otherwise provided in the proxy.	Under Texas law, a shareholder may authorize another person or persons to act for such shareholder by proxy. A proxy is only valid for eleven months from its date unless otherwise provided in the proxy.
Charter Amendments
Delaware law provides that amendments to the certificate of incorporation must be approved by the holders of a majority of the corporation's stock entitled to vote, unless the certificate of incorporation provides for a greater number.

The existing Delaware Certificate of Incorporation provides that amendments to the Certificate of Incorporation which are inconsistent with certain provisions such as the indemnification provision of the Certificate of Incorporation must be approved by an affirmative vote of the holders of at least 66 2/3% of the outstanding shares entitled to vote.

Under Texas law, an amendment to the certificate of formation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation, unless a different threshold, not less than a majority, is specified in the certificate of formation.

The proposed Texas certificate of formation does not alter the default requirements.

Bylaw Amendments
Under Delaware law, stockholders of a corporation entitled to vote have the right to amend, repeal or adopt the bylaws. If the corporation's certificate of incorporation so provides, the corporation's board of directors may also have the right to amend, repeal or adopt the bylaws.

The existing Delaware bylaws and Certificate of Incorporation provide that the bylaws may be amended, repealed, altered or adopted by the Board of Directors. In addition, the bylaws provide that they may be amended, repealed or altered by a vote of the majority of the shares entitled to vote; provided, however, that certain provisions of the bylaws may only be amended by the affirmative vote of at least 66 2/3% of the outstanding shares entitled to vote.

Generally, under Texas law, the board of directors may amend, repeal, or adopt a corporation's bylaws. However, a corporation's certificate of formation may reserve this power exclusively to a majority of the shareholders. Similarly, the shareholders, in amending, repealing, or adopting a particular bylaw, may expressly provide that the board of directors may not amend, readopt, or repeal that bylaw. Texas case law permits the corporation to increase the required threshold of shareholders necessary to amend the bylaws.

The proposed Texas certificate of formation allows amendments to the bylaws by the vote of the members of the board of directors or by two-thirds of the holders of the outstanding shares entitled to vote.

	Delaware	Texas
Removal of Directors	Under Delaware law, subject to the exceptions discussed below, a majority of stockholders then entitled to vote at an election of directors may remove a director with or without cause.

If the board of directors of a Delaware corporation is classified (i.e., elected for staggered terms), a director may only be removed for cause, unless the corporation's certificate of incorporation provides otherwise.

If a corporation uses cumulative voting and less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors. Where a corporation's certificate of incorporation provides that separate classes or series of stockholders are entitled, as such a class or series, to elect separate directors, in calculating the sufficiency of votes for removal of such a director, only the votes of the holders of such a class or series are considered.

The existing Delaware bylaws allow the removal of directors with or without cause by the affirmative vote of a majority of outstanding shares entitled to vote.

Under Texas law, subject to the exceptions discussed below or as otherwise provided by the certificate of formation or bylaws of a corporation, the shareholders may remove a director, with or without cause, by a vote of the holders of a majority of the shares entitled to vote at an election of the directors.

If the corporation's directors serve staggered terms, a director may not be removed except for cause unless the certificate of formation provides otherwise.

If the certificate of formation permits cumulative voting and less than the entire board is to be removed, a director may not be removed if the votes cast against the removal would be sufficient to elect him or her if cumulatively voted at an election of the entire board of directors. Where a corporation's certificate of formation provides that separate classes or series of shareholders are entitled, as such a class or series, to elect separate directors, in calculating the sufficiency of votes for removal of such a director, only the votes of the holders of such a class or series are considered.

The proposed Texas bylaws are consistent with the existing Delaware certificate of incorporation and bylaws regarding the removal of directors.

Number of Directors
Delaware law provides that the number of directors will be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case the number of directors may be changed only by amendment of the certificate of incorporation.

The existing Delaware Certificate of Incorporation provide that the number of directors will be determined by the Board of Directors.

The TBOC provides that, after specifying the initial number of directors in the certificate of formation, the number of directors will be set by or in the manner provided in the certificate of formation or the bylaws.

The proposed Texas bylaws provide that the size of the board will be determined by the board of directors.

	Delaware	Texas
Inspection of Books and Records	Under Delaware law, any stockholder may inspect the corporation's books and records upon written demand under oath stating the purpose of the inspection. If the corporation refuses to permit inspection or does not reply to the demand within five business days after the demand has been made, the stockholder may apply to the Court of Chancery for an order to compel such inspection.	Under Texas law, a shareholder may, upon written demand stating a proper purpose, inspect the books and records of a corporation if such shareholder holds at least 5% of the outstanding shares of stock of the corporation or has been a holder of shares for at least six months prior to such demand.
Distributions and Dividends
Under Delaware law, a corporation may, subject to any restrictions contained in its certificate of incorporation, pay dividends out of surplus and, if there is not surplus, out of net profits for the current and/or the preceding fiscal year, unless the capital of the corporation is less than the capital represented by issued and outstanding stock having preferences on asset distributions.

The existing Delaware Certificate of Incorporation provides that dividends may be declared as provided by law.

Under Texas law, a distribution is defined as a transfer of cash or other property (except a corporation's own shares or rights to acquire its shares), or an issuance of debt, by a corporation to its shareholders in the form of: (i) a dividend on any class or series of the corporation's outstanding shares, (ii) a purchase or redemption, directly or indirectly, of its shares, or (iii) a payment in liquidation of all or a portion of its assets.

Under Texas law, a corporation may not make a distribution if such distribution violates its certificate of formation or, unless the corporation is in receivership, if it either renders the corporation unable to pay its debts as they become due in the course of its business or affairs, or exceeds, depending on the type of distribution, either the net assets or the surplus of the corporation.

The proposed Texas bylaws provide that dividends may be declared as provided by law.

Stock Redemption and Repurchase
Under Delaware law, a corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by such purchase or redemption. A corporation may, however, purchase or redeem out of capital, shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares are to be retired and the capital reduced.
Under Texas law, the purchase or redemption by a corporation of its shares constitutes a distribution. Accordingly, any such purchase or redemption is subject to the restrictions on distributions discussed above.

Delaware	Texas
Indemnification of Directors and Officers	The DGCL permits a corporation to indemnify present or former directors, officers, employees and agents and persons serving at the request of the corporation as officers, directors, employees or agents of another entity or employee benefit plan against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding, other than an action by or in the right of the corporation, to which such indemnifiable person may be a party, provided such indemnifiable person shall have acted in good faith and in a manner such person shall have reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of a criminal proceeding, such person had no reasonable cause to believe such person's conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the applicable standard of conduct has not been met.

In connection with an action by or in the right of the corporation against an indemnifiable person, the corporation has the power to indemnify such person for expenses (including attorneys' fees) actually and reasonably incurred in connection with such suit (a) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, but (b) if such person is found liable to the corporation, only if ordered by a court of law. The DGCL does not authorize indemnification of judgments, fines, excise taxes or amounts paid in settlement in derivative actions.

The DGCL provides that such section is not exclusive of any other indemnification rights, which may be granted by a corporation to its indemnifiable persons, but under Delaware law such person's conduct must generally meet the standard of conduct required by the DGCL.

Texas law permits a corporation to indemnify a director or former director against judgments and expenses reasonably and actually incurred by the person in connection with a proceeding if the person: (i) acted in good faith, (ii) reasonably believed, in the case of conduct in the person's official capacity, that the person's conduct was in the corporation's best interests, and otherwise, that the person's conduct was not opposed to the corporation's best interests, and (iii) in the case of a criminal proceeding, did not have a reasonable cause to believe the person's conduct was unlawful.

If, however, the person is found liable to the corporation, or is found liable on the basis he received an improper personal benefit, then indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred and no indemnification will be available if the person is found liable for: (i) willful or intentional misconduct in the performance of the person's duty to the corporation, (ii) breach of the person's duty of loyalty owed to the enterprise, or (iii) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation.

The proposed Texas bylaws provide for indemnification of directors and officers (including advancement of expenses) to the fullest extent permitted by applicable law.

	Delaware	Texas
The existing Delaware Certificate of Incorporation and bylaws provide for indemnification of directors and officers (including advancement of expenses) to the fullest extent permitted by applicable law.
Mandatory Indemnification
Delaware law requires indemnification for expenses actually and reasonably incurred with respect to any claim, issue or matter on which the director is successful on the merits or otherwise in the defense of the proceeding.
Under Texas law, indemnification by the corporation for reasonable expenses actually incurred is mandatory only if the director is wholly successful on the merits or otherwise in the defense of the proceeding.
Insurance
Delaware law allows a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in such a capacity or arising out of his status as such a person. This is so, regardless of whether the corporation would have the power to indemnify such person against that liability.

Under Delaware law, a corporation may also establish and maintain arrangements, other than insurance, to protect such persons, including a trust fund or surety arrangement.

Texas law is substantially the same as Delaware law for this issue.
Persons Covered	Delaware law provides the same indemnification rights to officers, employees, and agents that it provides for directors.
Texas law expressly and separately addresses the indemnification of officers, employees, and agents. The corporation may indemnify and advance expenses to an officer, employee, or agent as provided by the corporation's governing documents, general or specific action of the board of directors, resolution of the shareholders, contract, or common law. The corporation must indemnify an officer to the same extent as a director. The corporation may pay or reimburse, in advance of the final disposition of a proceeding and on terms the corporation considers appropriate, reasonable expenses incurred by: (1) a former governing person or delegate who was, is, or is threatened to be made a respondent in the proceeding; or (2) a present or former employee, agent, or officer who is not a governing person of the corporation and who was, is, or is threatened to be made a respondent in the proceeding. The procedure for indemnification under Texas law summarized above need not be followed for officers, employees, or agents.

	Delaware	Texas
Standard of Care	In general, directors are charged with the duty in their decision-making process and oversight responsibilities to act as would a reasonably prudent person in the conduct of such person's own affairs.	Texas law is substantially the same as Delaware law for this issue.
Limited Liability of Directors
Delaware law permits the adoption of a provision in the certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director's breach of the fiduciary duty of care.

Delaware law does not, however, permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its stockholders, (ii) failing to act in good faith, (iii) engaging in intentional misconduct or a knowing violation of law, (iv) obtaining an improper personal benefit from the corporation, or (v) declaring an illegal dividend or approving an illegal stock purchase or redemption.

The existing Delaware Certificate of Incorporation eliminates the monetary liability of a director to the fullest extent permitted by applicable law.

Texas law permits a corporation to eliminate in its certificate of formation all monetary liability of a director to the corporation or its shareholders for conduct in the performance of such director's duties.

Texas law does not, however, permit any limitation of the liability of a director for: (i) a breach of the duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the person to the corporation or involves intentional misconduct or a knowing violation of law, (iii) a transaction from which the director obtains an improper benefit, or (iv) a violation of applicable statutes which expressly provide for the liability of a director.

The proposed Texas certificate of formation eliminates the monetary liability of a director to the fullest extent permitted by applicable law.

Fiduciary Duties of Directors
Delaware imposes duties of care and loyalty on directors of Delaware corporations subject to the business judgment rule, which provides a presumption that a director acted on an informed basis, in good faith, and in the honest belief that the action taken was in the best interests of the corporation. Delaware imposes liability upon directors who willfully or recklessly disregard their duties as directors so as to constitute an utter failure to carry out their fiduciary duties.

Directors of a Delaware corporation owe fiduciary duties both to the stockholders and the corporation.

Texas imposes duties of loyalty, care, and obedience on directors of a Texas corporations, but will generally not, absent fraud, impose liability upon a non-interested director unless the action challenged is outside of the expressed purpose of the corporation or inconsistent with an express limitation on authority.

Directors of a Texas corporation owe fiduciary duties only to the corporation.

Shareholder Rights Plans	Delaware courts have generally allowed the use of shareholder rights plans by a corporation if their adoption is reasonable in response to a reasonably identified threat posed.	Texas statutorily approves shareholder rights plans.

	Delaware	Texas
Considerations of Directors	Delaware does not have a statute stating what constituencies the board may consider when making decisions.	Texas corporate law includes statutory approval of directors considering both the long-term and short-term interests of the corporation and the shareholders.
Shareholder Actions
Delaware allows certain lawsuits to be brought against directors directly by shareholders, in some instances, without making a demand on the corporation's board. Generally, lawsuits are tried before a Delaware chancellor without a jury.
Texas generally requires that lawsuits against directors be brought derivatively by the corporation only after making demand on the corporation's board setting out the contours of the demand. Texas law may, in certain circumstances, such as in a proceeding determining liability of directors, allow for a jury trial.
Forum Selection
Delaware law permits corporations to include in their certificates of incorporation or bylaws a provision that confers exclusive jurisdiction on the courts of Delaware as to any internal corporate claims, which include derivative claims that are based upon breach of duties of a director or shareholder in such capacity and other matters for which the DGCL confers jurisdiction upon the Delaware courts.

The existing Delaware Certificate of Incorporation make this election regarding the Chancery Court's exclusive jurisdiction to the maximum extent allowable.

Texas law does not have an authorizing statutory provision similar to the forum selection provision in the DGCL.

The proposed Texas bylaws mirror the Delaware Certificate of Incorporation, except that they contain references to the TBOC and Texas law and provide that the exclusive forum shall be the United States District Court for the Northern District of Texas, or if that court lacks jurisdiction, state district courts of Tarrant County, Texas.

Stock and Equity Incentive Awards

        At the effective time of the Reincorporation, each outstanding share of Common Stock of Legacy Delaware will automatically be converted into one share of common stock of Legacy Texas. If you hold physical stock certificates, you do not have to exchange your existing stock certificates of the Company for stock certificates of the resulting Texas corporation; however, after the Reincorporation, any shareholder desiring a new form of stock certificate may submit the existing stock certificate to Continental Stock Transfer, the Company's transfer agent, for cancellation and obtain a new certificate by contacting Continental Stock Transfer at (212) 509-4000. Legacy Texas will assume all of the Company's obligations under the Company's 2018 Incentive Compensation Plan. Each outstanding option to purchase shares of Common Stock under these plans will be converted into an option to purchase an equal number of shares of the resulting Texas corporation's common stock on the same terms and conditions as in effect immediately prior to the Reincorporation. Each other stock award will be converted to an equivalent award with the same terms issued by the Texas corporation.

Federal Tax Consequences of the Reincorporation

        We believe that for federal income tax purposes no gain or loss will be recognized by the Company, Legacy Texas, or the shareholders of the Company who receive Legacy Texas Common Stock for their Company Common Stock in connection with the Reincorporation. The aggregate tax basis of Legacy Texas Common Stock received by a shareholder of the Company as a result of the Reincorporation will be the same as the aggregate tax basis of the Company Common Stock converted into that Legacy Texas Common Stock held by that shareholder as a capital asset at the time of the Reincorporation. Each shareholder's holding period of the Legacy Texas Common Stock received in the

Reincorporation will include the holding period of the Company Common Stock converted into that Legacy Texas Common Stock, provided the shares are held by such shareholder as a capital asset at the time of the Reincorporation.

        This proxy statement only discusses U.S. federal income tax consequences and has done so only for general information. It does not address all of the U.S. federal income tax consequences that may be relevant to particular shareholders based upon individual circumstances or to shareholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, shareholders who hold their stock through a partnership or as part of a straddle or other derivative arrangement, foreign holders or holders who acquired their shares as compensation, whether through employee stock options or otherwise. This proxy statement does not address the tax consequences under state, local, or foreign laws. State, local or foreign income tax consequences to shareholders may vary from the federal income tax consequences described above, and shareholders are urged to consult their own tax advisors as to the consequences to them of the Reincorporation under all applicable tax laws.

        This discussion is based on the Tax Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all in effect as of the date of this proxy statement, all of which are subject to differing interpretations and change, possibly with retroactive effect. The Company has neither requested nor received a tax opinion from legal counsel or rulings from the Internal Revenue Service regarding the consequences of the Reincorporation. There can be no assurance that future legislation, regulations, administrative rulings, or court decisions would not alter the consequences discussed above.

        You should consult your own tax advisor to determine the particular tax consequences to you of the Reincorporation, including the applicability and effect of U.S. federal, state, local, foreign and other tax laws.

Securities Law Consequences

        After the Reincorporation, Legacy Texas will be a publicly held company, Legacy Texas Common Stock will continue to be listed on The Nasdaq Global Select Market under the symbol "LEGH," and Legacy Texas will file with the SEC and provide to its shareholders the same type of information that the Company has previously filed and provided. Stockholders, whose shares of Company Common Stock are freely tradable before the Reincorporation, will continue to have freely tradable shares of Legacy Texas Common Stock. Stockholders holding restricted shares of Company Common Stock will have shares of Legacy Texas Common Stock that are subject to the same restrictions on transfer as those to which their present shares of Company Common Stock are subject. In summary, Legacy Texas and its shareholders will be in the same respective positions under the federal securities laws after the Reincorporation as the Company and its stockholders prior to the Reincorporation.

Effect of Not Obtaining the Required Vote for Approval

        If the Reincorporation Proposal fails to obtain the requisite vote for approval, the Reincorporation will not be consummated, and the Company will continue to be incorporated in the state of Delaware.

OUR BOARD RECOMMENDS A VOTE "FOR" THE REINCORPORATION FROM THE STATE OF DELAWARE TO THE STATE OF TEXAS.

CORPORATE GOVERNANCE

Board Leadership

        The Executive Chairman of the Board is Curtis D. Hodgson. The Chairman and Chief Executive Officer roles are split, and Kenneth E. Shipley serves as Chief Executive Officer. As the former Chief Executive Officer, the Executive Chairman of the Board provides guidance to the Chief Executive Officer with respect to strategic initiatives. The Executive Chairman also leads the Board in its discussions. The Chief Executive Officer is responsible for implementing the Company's strategic and operating objectives and day-to-day decision-making related to such implementation. The Board believes that the separation of the offices of Executive Chairman and Chief Executive Officer is appropriate as it allows Mr. Shipley to focus primarily on his management responsibilities and is a corporate governance best practice.

        The Board currently has three standing committees (Audit, Compensation, and Nominating and Corporate Governance) that are chaired and composed entirely of directors who are independent under Nasdaq and SEC rules. Given the role and scope of authority of these committees, and that a majority of the Board is composed of independent directors, the Board believes that its leadership structure is appropriate. We select directors as members of these committees with the expectation that they will be free of relationships that might interfere with the exercise of independent judgement.

        Our Board of Directors is our Company's ultimate decision-making body, except with respect to those matters reserved to the stockholders. Our Board selects our senior management team, which is charged with the conduct of our business. Our Board acts as an advisor and counselor to senior management and oversees its performance.

Code of Ethics

        Our Board of Directors has adopted a Financial Officer Code of Ethics applicable to the Company's Executive Chairman, Chief Executive Officer, Chief Financial Officer and all other members of the Company's Finance Department. This Code of Ethics is posted on the Company's website at www.legacyhousingusa.com under the Investor Relations section. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, the provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controllers, or persons performing similar functions and that relates to any element of such provision of our Code of Ethics by posting such information on our website within four business days of the date of such amendment or waiver. In the case of a waiver, the nature of the waiver, the name of the person to whom the waiver was granted, and the date of the waiver will also be disclosed.

Risk Oversight

        As part of its oversight functions, the Board of Directors is responsible for oversight of risk management at the Company. Responsibility for oversight of risk management is delegated from the Board to the Audit Committee.

Director Independence

        The Board of Directors has determined that each of Messrs. Bennett, Isakson and Crawford are independent in accordance with Nasdaq rules, and it also determined that retiring director, Philip T. Blazek, met the requirements of independence. To determine independence, the Board of Directors adopted and applied the categorical standards of independence included in Nasdaq Listing Rule 5605(a)(2), which include a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. Audit committee members also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Board of Directors Meetings

        There was one meeting of the Board of Directors in 2018 as the Company's IPO was not effective until December 13, 2018. There have been four meetings of the Board of Directors so far during the 2019 fiscal year. All Directors attended all meetings of the Board of Directors either in-person or telephonically. We select independent directors as members of these committees with the expectation that they will be free of relationships that might interfere with their exercise of independent judgment.

Audit Committee

        There were no meetings of the Audit Committee in 2018 as the Company's IPO was not effective until December 13, 2018. So far during the 2019 fiscal year, there have been three meetings of the Audit Committee. All of the members of the Audit Committee have attended all of the Audit Committee meetings either in-person or telephonically. Our Audit Committee is involved in:

  •
  the appointment, compensation, review and oversight of the work of the independent registered public accounting firm, and where appropriate, the replacement of the independent registered public accounting firm;

  •
  discussions with management and the independent auditor, prior to public dissemination, the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61;

  •
  discussions with management and our independent public accountants with respect to the scope and results of our year-end audit, our internal accounting controls, and the professional services furnished to us by the independent auditors;

  •
  discussions with management and the independent auditor the Company's major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure; and

  •
  the review of the adequacy and effectiveness of our internal controls over financial reporting.

        The members of our Audit Committee currently are Philip Blazek (Chairman), John Isakson and Mark Bennett. A copy of our Audit Committee Charter is available on our website at www.legacyhousingusa.com under the Investor Relations section. Should Proposal 1 be approved regarding the election of directors, Stephen Crawford would replace Mr. Blazek as a member of the Audit Committee. Either the Audit Committee or the full board of directors would then determine who will serve as the chair of the Audit Committee.

        In addition, the Board determined that John Isakson is qualified as a financial expert.

Compensation Committee

        There were no meetings of the Compensation Committee in 2018 as the Company's IPO was not effective until December 13, 2018. So far in 2019, the Compensation Committee has not yet met, but is expected to meet before the end of 2019. Our Compensation Committee:

  •
  evaluates the performance of the CEO and other executive officers and, based on such evaluation, approve, or recommend to the full Board of Directors the approval of, the annual salary, bonus, stock options, and other benefits, direct and indirect, of the CEO and other executive officers;

  •
  reviews compensation programs for our officers and key employees, including cash bonus levels and grants under our stock option and incentive plans;

  •
  to the extent not delegated to the Audit Committee by the Board of Directors, review and approve all related-party transactions (as specified in Item 404 of Regulation S-K) and review and make recommendations to the full Board of Directors; and

  •
  reviews director compensation.

        Pursuant to its charter, the Compensation Committee has the ability to delegate its authority to subcommittees, although to date it has not done so.

        The members of the Compensation Committee in 2019 were John Isakson (Chairman) and Philip Blazek. Should Proposal 1 be approved regarding the election of directors, Stephen Crawford would replace Mr. Blazek as a member of the Compensation Committee. A copy of our Compensation Committee Charter is available on our website at www.legacyhousingusa.com under the Investor Relations section.

Nominating and Corporate Governance Committee

        There were no meetings of the Nominating and Corporate Governance Committee in 2018 as the Company's IPO was not effective until December 13, 2018. So far in 2019, the Nominating and Corporate Governance Committee has met once. Our Nominating and Corporate Governance Committee is responsible for:

  •
  reviewing suggestions of candidates for director made by directors, stockholders, and management;

  •
  making recommendations to the Board regarding the composition of the Board;

  •
  nominating individual candidates for election to the Board;

  •
  conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;

  •
  consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers;

  •
  overseeing and approving the management continuity planning process;

  •
  developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate; and

  •
  considering nominee recommendations made by stockholders provided that the names of such nominees, accompanied by relevant biographical information, are submitted in accordance with the procedures set forth above under "How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2020 Annual Meeting?"

        In fulfilling its responsibilities for identifying and evaluating nominees for director, the Nominating and Corporate Governance Committee takes into account the prior experience of director nominees and its application to their responsibilities as a director of Legacy; however, there are no stated minimum qualifications for director nominees.

        The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company's businesses. In addition to considering a candidate's background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our businesses. The Company's policy is to have at least a majority of directors qualify as "independent" under the listing requirements of Nasdaq.

        In the event of a vacancy on the Board, the Nominating and Corporate Governance Committee intends to identify and evaluate candidates by making requests of Board members and others for recommendations, meeting from time to time to evaluate biographical information and background material relating to potential candidates, and having members of the Nominating and Corporate Governance Committee and the Board interview selected candidates. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders on a timely basis, and that any such nomination accompanied by a written consent of the candidate to being named as a nominee and to serve as a director if elected, the Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders by following substantially the same process, and applying substantially the same criteria, as it follows for director candidates submitted by Board members.

        The members of the Nominating and Corporate Governance Committee are Mark Bennett (Chairman) and John Isakson. A copy of our Nominating and Corporate Governance Committee Charter is available on our website at www.legacyhousingusa.com under the Investor Relations section.

Director Attendance at Annual Meetings

        Our Board of Directors encourages director attendance at our annual meetings of stockholders. This is our Company's first annual meeting.

Policy for Stockholder Communications

        Mail can be addressed to directors in care of the Office of the Corporate Secretary, Legacy Housing Corporation, 1600 Airport Freeway, Suite 100, Bedford, Texas 76022. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. All mail, other than junk mail or obscene items, will be forwarded either by the United States Postal Service or by electronic mail. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to "Outside Directors" or "Non-Management Directors" will be forwarded or delivered to each of the non-employee directors. Mail addressed to the "Board of Directors" will be forwarded or delivered to the Executive Chairman of the Board.

Related Party Transactions

        Pursuant to a policy approved by the Board, all related party transactions above the threshold of $20,000 requires Board consultation and approval or ratification by the independent members of our Board.

        The independent members of the Board will determine whether the terms of a covered transaction are fair to the Company and no less favorable to the Company than would be generally available absent the relationship with the related party, whether there are business reasons for the transaction, whether the transaction impairs the independence of an outside director and whether the transaction is material, among other considerations.

 CHANGE IN ACCOUNTANTS

        Effective July 12, 2019, the Board of Directors of the Company approved the engagement of BKD, LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2019, and dismissed Grant Thornton LLP as the Company's independent registered public accounting firm. The change in the Company's independent registered public accounting firm was made to reduce the fees payable by the Company in connection with the audit of its financial statements.

        Grant Thornton LLP's audit reports on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through July 12, 2019, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton LLP's satisfaction, would have caused Grant Thornton LLP to make reference thereto in its reports on the financial statements for such years, and (ii) no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Grant Thornton LLP with a copy of the disclosures the Company was making in its Form 8-K and requested that Grant Thornton LLP furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of Grant Thornton LLP's letter dated July 17, 2019 was filed as Exhibit 16.1 to the Company's Form 8-K dated July 17, 2019, and such letter stated that it agreed with the statements concerning Grant Thornton LLP contained therein.

        During the audits for the years ended December 31, 2018 and 2017, material weaknesses were identified in our internal control over financial reporting, as disclosed in our Registration Statement on Form S-1 (File No. 333-228288) and in our Annual Report on Form 10-K for the year ended December 31, 2018. The material weaknesses were due to insufficient accounting processes and procedures for certain accounts, insufficient experienced personnel to support preparation of financial statements and insufficient policies and procedures to ensure the appropriate review and approval of user access rights to our accounting system; and lack of approval of journal entries and segregation of duties in our financial reporting process. Grant Thornton discussed these matters with the Audit Committee, and the Company has authorized Grant Thornton to fully respond to any inquiries by BKD, LLP concerning these matters.

        During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through July 12, 2019, neither the Company nor anyone acting on its behalf consulted with BKD, LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or the effectiveness of internal control over financial reporting, and neither a written report or oral advice was provided to the Company that BKD, LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

AUDIT FEES

Principal Accountant Fees and Services

        Grant Thornton LLP served as our independent registered public accountants for the years ended December 31, 2018 and 2017.

Audit Fees

        For our fiscal years ended December 31, 2018 and 2017, we were billed approximately $1,507,067 and $0, respectively, for professional services rendered by our independent auditors. Audit fees consist of the aggregate fees billed for (i) the audit of our annual financial statements included herein, (ii) audits and reviews included in our Registration Statement on Form S-1 related to our IPO in 2018, (iii) services that are normally provided in connection with statutory and regulatory filings or engagements such as comfort letters, consents and other services, and (iv) accounting consultations. As a result of our IPO, the amounts reported are not necessarily representative of the fees we expect to pay our auditors in future years.

Audit Related Fees

        There were no fees for audit-related services rendered by our independent auditors for the years ended December 31, 2018 and 2017.

Tax Fees

        For our fiscal years ended December 31, 2018 and 2017, there were no fees for professional services rendered by our independent auditors for tax compliance, tax advice, and tax planning.

All Other Fees

        There were no fees that fell into the classification of "Other Fees" for our fiscal years ended December 31, 2018 and 2017.

Pre-Approval Policies

        Following the appointment of all three current members to the Board's audit committee, such committee began its activities in December 2018. Prior to then, all of the above services and fees were reviewed and approved by the entire Board. No services were performed before or without approval.

 AUDIT COMMITTEE REPORT

        The Audit Committee assists the Company's Board of Directors in overseeing and monitoring the integrity of the Company's financial reporting process, compliance with legal and regulatory requirements related to financial reporting, and the quality of internal and external audit processes. The Audit Committee's roles and responsibilities are set forth in a written charter, which is available on the Company's website www.legacyhousingusa.com under the Investor Relations section.

        Management of the Company is responsible for the consolidated financial statements and reporting process, including establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a 15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a 15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, internal controls over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of these consolidated financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

        During the audits for the years ended December 31, 2018 and 2017, material weaknesses were identified in our internal control over financial reporting, as disclosed in our in our Annual Report on Form 10-K for the year ended December 31, 2018. The material weaknesses were due to insufficient accounting processes and procedures for certain accounts, insufficient experienced personnel to support preparation of financial statements and insufficient policies and procedures to ensure the appropriate review and approval of user access rights to our accounting system, and lack of approval of journal entries and segregation of duties in our financial reporting process.

        The Audit Committee reviewed the report of management contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC, as well as Grant Thornton's Reports of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K. The latter reports relate to Grant Thornton's audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. During 2019, management, in conjunction with a retained outside consultant, has begun the testing and evaluation of the Company's system of internal control over financial reporting in response to the requirements set forth in Section 404(a) of the Sarbanes-Oxley Act and related regulations.

        Based on the reviews and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements and related footnotes be included in Legacy's Annual Report on Form 10-K for the year ended December 31, 2018.

The Audit Committee:
Philip Blazek (Chair) John Isakson Mark Bennett

SECURITY OWNERSHIP

        The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our common stock as of September 13, 2019, referred to in the table below as the "Beneficial Ownership Date," by:

  •
  each person who is known to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

  •
  each of our current directors and director nominees and each of our named executive officers individually; and

  •
  all our current directors, director nominees and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date and shares of restricted stock subject to vesting until the occurrence of certain events are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 24,722,936 shares of common stock outstanding as of the Beneficial Ownership Date.

        To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is c/o Legacy Housing Corporation, 1600 Airport Freeway, Suite 100, Bedford, Texas 76022.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage
Directors and Executive Officers
Curtis D. Hodgson(1)	8,690,734	35.2%
Kenneth E. Shipley(2)	3,366,667	13.6%
Jeffrey V. Burt(3)	3,428	*
Neal J. Suit(4)	9,908	*
Mark Bennett(5)	69,913	*
Philip T. Blazek	5,734	*
John Isakson	734	*
5% Stockholders
William Shipley(2)	3,266,667	13.2%
Douglas Shipley(2)	3,266,667	13.2%
All directors, director nominees and executive officers as a group (7 persons)	12,147,118	49.1%

*
Less than 1% of outstanding shares of common stock

(1)
Mr. Hodgson's beneficial ownership includes 1,000,000 shares of common stock owned by Hodgson Ventures, a Texas limited partnership, of which Mr. Hodgson is the general partner, 3,300,000 shares of common stock owned by the Hodgson 2015 Grandchild's Trust, of which Mr. Hodgson shares voting and investment power with respect to such shares, and 100,000 shares owned by Cusach, Inc., an entity controlled by Mr. Hodgson.

(2)
Kenneth E. Shipley's beneficial ownership includes 100,000 shares of common stock owned by Shipley Bros., Ltd., an entity controlled by Kenneth E. Shipley. Each of Kenneth E. Shipley's brothers, William Shipley and Douglas Shipley, owns 3,266,667 shares of our common stock, as to which shares Kenneth E. Shipley disclaims any beneficial interest.

(3)
Mr. Burt's beneficial ownership consists of 3,428 shares of common stock, representing the initial annual increment of 14.3% of the 60,000 shares of common stock granted to him during the seven-year period commencing February 7, 2019 under our 2018 Incentive Compensation Plan, which are currently vested less shares sold.

(4)
Mr. Suit's beneficial ownership consists of (a) 2,571 shares of common stock, representing the initial annual increment of 14.3% of the 60,000 shares of common stock granted to him during the seven-year period commencing February 7, 2019 under our 2018 Incentive Compensation Plan, which are currently vested less shares sold, and (b) 7,337 shares of common stock underlying stock options, representing the initial annual increment of 12.5% of the 58,694 stock options granted to him during the eight-year period commencing February 7, 2019 under our 2018 Incentive Compensation Plan, which are currently exercisable.

(5)
Mr. Bennett's beneficial ownership includes 31,000 shares of common stock owned by his spouse.

Delinquent Section 16(a) Reports

        Section 16(a) of the Exchange Act requires our officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and Nasdaq. These officers, directors, and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq.

        Based solely on our review of the copies of the forms we have received, we believe that all our officers, directors and greater than ten percent beneficial owners complied with filing requirements applicable to them with respect to transactions during 2018.

 MANAGEMENT

Officers of the Company

        Our current executive officers are:

Name	Age	Position with the Company
Curtis D. Hodgson	65	Executive Chairman of the Board
Kenneth E. Shipley	60	President and Chief Executive Officer
Cornelius Van Den Handel	63	Chief Financial Officer and Treasurer
Jeffrey V. Burt	57	Chief Accounting Officer
Neal J. Suit	43	Executive Vice President, General Counsel and Secretary

        See "Proposal 1—Election of Directors" above for biographical information concerning Curtis D. Hodgson and Kenneth E. Shipley.

        Cornelius Van Den Handel joined our company in July 2019 and serves as Chief Financial Officer and Treasurer. In this capacity, he oversees the financial actions of the Company, as well as oversight of the accounting systems, policies and financial reporting of the Company. Mr. Van Den Handel, in a career spanning more than 30 years, has served as a chief financial officer, as well as other C-level strategic and operational positions, in public, private-equity backed and start-up companies, including most recently serving as the Managing Principal of Vector Enterprises, LLC, a consulting company that provides finance, operational, compliance and strategic consulting services to companies, from 2014 to June 2019. Mr. Van Den Handel was previously Chief Financial Officer of three different companies, including Aviall, Inc., a NYSE company prior to its acquisition by The Boeing Company, from 1996 to 2002. He brings extensive experience in strategic and business planning, acquisitions and integrations, public company investor relations, debt and equity financing, operational restructuring and process enhancement. Mr. Van Den Handel earned a B.A. degree in aerospace engineering from the University of Southern California and an M.B.A. from the University of Texas.

        Jeffrey V. Burt joined our company in September 2010 and serves as Chief Accounting Officer. In this capacity, Mr. Burt oversees accounting functions such as ledger accounts and financial statements. Mr. Burt began his career with our company as Controller from 2010 to 2013, then as Chief Financial Officer and Treasurer from April 2013 until July 2019, at which time he became the Chief Accounting Officer. Prior to joining our company, from 1993 to 2009, Mr. Burt served as Vice President and Chief Financial Officer of Kohner Properties, Inc., a company that manages multi-family housing for owners across the central part of the United States. Mr. Burt has more than 20 years of experience in the real estate and manufactured housing industry and has expertise in the areas of accounting systems, performance reporting tools, and evaluations of key performance indicators versus a company's goals. Mr. Burt earned a B.S. degree from the University of Southern Illinois and M.B.A. from the University of Notre Dame.

        Neal J. Suit joined our company in January 2018 and serves as our Executive Vice President, General Counsel and Secretary. In this capacity, Mr. Suit oversees the legal affairs of our company, as well as its corporate controls and governance. Prior to joining our company, Mr. Suit worked in the law firm of Carrington, Coleman, Sloman & Blumenthal, LLP in Dallas, Texas from December 2008 to January 2018, where he was a partner, and previously he was a lawyer at the law firms Bell Nunnally & Martin LLP from February 2006 to December 2008 and Baker Botts, LLP from September 2003 to January 2006. Mr. Suit has practiced law for more than 15 years, primarily handling complex litigation matters and serving as outside general counsel to companies. Mr. Suit earned a B.A. degree from Baylor University and J.D. from Harvard Law School.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        In considering our executive compensation policies and practices, we seek to balance our interest in limiting operating expenses and minimizing stockholder dilution with our interest in using compensation to attract, retain and motivate employees. In reconciling these competing concerns, we strive to act in the long-term best interests of the Company and our stockholders. The elements of our executives' total compensation are base salary, cash incentive awards, stock incentive awards, bonuses and other employee benefits.

Risk Considerations

        The Compensation Committee has considered whether our executive compensation program creates risks that are reasonably likely to have a material adverse effect on the Company and concluded that it does not. In reaching its conclusion, the Committee considered the Company's strategic goals and operational practices and evaluated the design of its compensation programs to assess whether these programs foster a business environment that might drive inappropriate decision-making or behavior. The majority of our management's cash compensation typically consists primarily of base salary, which we believe mitigates inappropriate or excessive risk-taking that could harm stockholder value. To the extent that executives receive equity incentive awards, historically such awards have been long-term awards that were intended to align executives' interests with those of our stockholders.

  Summary Compensation Table

        The following table includes all compensation earned by the named executive officers for the respective period, regardless of whether such amounts were actually paid during the period:

Name and Position	Years	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Curtis D. Hodgson	2018	50,000	—	—	—	—	50,000
Executive Chairman (former Co-Chief Executive Officer)	2017	50,000	—	—	—	3,981,846	4,031,846
Kenneth E. Shipley	2018	50,000	—	—	—	—	50,000
President and Chief Executive Officer (former Co-Chief Executive Officer)	2017	50,000	—	—	—	2,963,000	3,013,000
Jeffrey V. Burt	2018	223,654	30,000	—	—	—	253,654
Chief Financial Officer and Treasurer	2017	190,000	30,000	—	—	—	220,000
Neal J. Suit	2018	183,077	30,000	—	—	—	213,077
Executive Vice President, General Counsel and Secretary(1)	2017	—	—	—	—	—	—

(1)
Mr. Suit joined our company in January 2018.

        The "All Other Compensation" column represents all distributions made to Mr. Hodgson and Mr. Shipley in the presented time periods when our company was still a partnership. The distributions of profits to Mr. Hodgson and Mr. Shipley were based upon their allocable share of partnership income. These distributions were primarily used to cover individual tax liability of the partners. The distributions made in 2017 were higher than in 2016 because we were anticipating the transition to a corporation structure that would no longer permit distributions, and thus the 2017 distributions included amounts to cover the anticipated tax liability of the respective partners for the 2017 tax year, amounts which historically would have been amounts distributed during the successive year. There were no other distributions made to Mr. Hodgson or Mr. Shipley during these periods.

        Mr. Hodgson and Mr. Shipley's compensation structure, in light of the fact they have traditionally only received a relatively nominal salary of $50,000, is focused on increasing the equity value of our company as their primary compensation is in the value of their ownership interests in the company. Mr. Hodgson, whether individually or through entities or trusts he controls, owned 50% of the partnership interests in the company as of year-end 2017, which interests were converted to an initial allocation of 10,000,000 shares of common stock of the company upon the conversion to a corporation effective January 1, 2018. Mr. Shipley and his family members, whether individually or through an entity Mr. Shipley controls, owned 50% of the partnership interests of the company as of year-end 2017, which interests were converted into an initial allocation of 10,000,000 shares of our common stock of the company upon the conversion to a corporation. Subject to our Board's reevaluation, Mr. Hodgson and Mr. Shipley will continue to be compensated based on a fixed annual salary of $50,000.

Employment Agreements

        On November 27, 2018, we entered into an employment agreement with each of Curtis D. Hodgson and Kenneth E. Shipley to serve as our Co-Chief Executive Officer for an initial term beginning January 1, 2018 and ending December 31, 2021. Following the initial expiration date of the employment agreements, and on each subsequent one year anniversary of such date, the term of the employment agreements will automatically be extended for one year, unless earlier terminated by either party. Generally, since founding our company, Mr. Hodgson has overseen our day-to-day business operations, including strategic planning and manufacturing, and Mr. Shipley has overseen our sales and distribution, including our company-owned retail locations. Under the employment agreements, each executive's annual salary is $50,000, which is subject to increase at the discretion of our compensation committee. The employment agreements provide for customary provisions for the termination of the executive's employment with us for cause (as defined in the applicable employment agreement) and for any reason other than for cause. The executive will be entitled to receive his salary for the remaining portion of the employment period if he is terminated other than for cause, payable in accordance with our company's regular payroll practices. Additionally, in the event the executive's employment with us is terminated within one year after a change of control (as defined in the applicable employment agreement) for reasons other than cause, we have agreed to pay the executive an amount equal to two years' compensation at his then current rate of pay.

        The employment agreements also contain covenants (a) confirming that all intellectual property developed by each executive and relating to our business constitutes our sole and exclusive property, (b) prohibiting each executive from disclosing confidential information regarding our company at any time, (c) restricting each executive from engaging in any activities competitive with our business during his employment with us and for a period of one year thereafter, and (d) preventing each executive from recruiting, soliciting or hiring away employees of our company for a period of two years after his employment with us. The employment agreements are governed by the laws of the State of Delaware.

        On February 7, 2019, our board of directors separated the roles of Chief Executive Officer and Chairman of the Board, consistent with corporate governance best practices. Mr. Hodgson transitioned from his role as our Co-Chief Executive Officer to become our executive Chairman of the Board and Mr. Shipley became our sole Chief Executive Officer and President. Mr. Hodgson, as an executive Chairman, will remain actively involved in our management in this role, including with respect to overall corporate strategy and manufactured home park development and financing.

Outstanding Equity Awards at December 31, 2018

        The following table shows outstanding option awards held by the named executive officers as of December 31, 2018.

Name	Vested Shares	Unvested Shares	Total Shares
Curtis D. Hodgson	—	—	—
Kenneth E. Shipley	—	—	—
Jeffrey V. Burt	—	—	—
Neal J. Suit	—	—	—

2018 Incentive Compensation Plan

        Our board of directors and the holders of a majority of our outstanding shares of common stock adopted our 2018 Incentive Compensation Plan (the "Plan") prior to the closing of our IPO. The purpose of our Plan is to assist us in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us. No awards under the Plan have been made to date. We have set aside an aggregate of 200,000 shares of common stock (including stock options) as additional compensation that we expect to award to our officers, directors and key personnel under the terms of our Plan, and this amount will not exceed 10% of the then outstanding shares of our common stock.

        Administration.    Our Plan is to be administered by our Compensation Committee, provided, however, that except as otherwise expressly provided in the Plan, the board of directors may exercise any power or authority granted to the committee under our Plan. Subject to the terms of our Plan, the committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the Plan, construe and interpret the Plan and award agreements, and correct defects, supply omissions or reconcile inconsistencies in them, and make all other decisions and determinations as the committee may deem necessary or advisable for the administration of our Plan.

        Eligibility.    The persons eligible to receive awards under our Plan are the officers, directors, employees, consultants and other persons who provide services to us. An employee on leave of absence may be considered as still in the employ of our company for purposes of eligibility for participation in our Plan.

        Types of Awards.    Our Plan provides for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, dividend equivalents, bonus stock and awards in lieu of cash compensation, other stock-based awards and performance awards. Performance awards may be based on the achievement of specified business or personal criteria or goals, as determined by the committee.

        Shares Available for Awards.    The total number of shares of common stock that may be subject to the granting of awards under our Plan at any time during the term of the Plan will be equal to 2,500,000 shares. This limit will be increased by the number of shares with respect to which awards previously granted under our Plan that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered (either actually or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements.

        Stock Options and Stock Appreciation Rights.    The committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the committee, but in the case of an ISO must not be less than the fair market value of a share of common stock on the date of grant. For purposes of our Plan, the term "fair market value" means the fair market value of common stock, awards or other property as determined by the committee or under procedures established by the committee. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the committee, except that no option or stock appreciation right may have a term exceeding ten years.

        Restricted and Deferred Stock.    The committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by the committee. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

        Other Terms of Awards.    Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the committee. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under our Plan.

        Awards under our Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under our Plan, awards under other company plans or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

        Acceleration of Vesting; Change in Control.    The committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the committee, vesting will occur automatically in the case of a "change in control" of our company, as defined in our Plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any "change in control."

        Amendment and Termination.    The board of directors may amend, alter, suspend, discontinue or terminate our Plan or the committee's authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to our Plan which might increase the cost of our Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Our Plan will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under our Plan, (b) termination of our Plan by the board of directors, or (c) the tenth anniversary of the effective date of the Plan. Awards outstanding upon expiration of our Plan will remain in effect until they have been exercised or terminated, or have expired.

        It is intended that any amounts payable under the Plan will either be exempt from Section 409A of the Code or will comply with Section 409A (including Treasury regulations and other published guidance related thereto) so as not to subject an employee to payment of any other additional tax, penalty or interest imposed under Section 409A of the Code.

Director Compensation

        We currently compensate each non-employee director through annual stock option grants and by paying annual fees for their participation on the board and on respective board committees. Our board members receive compensation of $10,000 per quarter, as well as an annual award of $10,000 in stock option grants. Our board of directors will review director compensation annually and adjust it according to then current market conditions and good business practices.

        Due to the fact our Company's IPO was not effective until December 13, 2018, our non-employee directors did not receive any compensation during fiscal year 2018.

 ANNUAL REPORT

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2018 has been provided to all stockholders as of September 13, 2019. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

        We will provide without charge to any stockholder, as of the record date, copies of our Annual Report, upon written request delivered to Neal J. Suit, Executive Vice President, General Counsel and Secretary, at the Company's offices at 1600 Airport Freeway, Suite 100, Bedford, Texas 76022.

By Order of the Board of Directors,
Neal J. Suit Executive Vice President, General Counsel and Secretary
September 27, 2019
Bedford, Texas

Annex A

CERTIFICATE OF FORMATION

OF

LEGACY HOUSING CORPORATION
a Texas for-profit corporation

        Legacy Housing Corporation, a Texas for-profit corporation (the "Corporation") is formed under a plan of conversion and the (i) name, (ii) address, (iii) date of formation, (iv) prior form of organization and (v) jurisdiction of formation of the converting entity in accordance with §3.005(7) of the Texas Business Organizations Code ("TBOC") is as follows:

  i.
  Name:    Legacy Housing Corporation

  ii.
  Address:    1600 Airport Freeway, Suite #100, Bedford, Texas 76022

  iii.
  Organizational Form:    Corporation

  iv.
  Jurisdiction of Formation:    State of Delaware

ARTICLE I

        The name of the Corporation is: Legacy Housing Corporation.

ARTICLE II

        The initial registered agent of the Corporation is Curtis D. Hodgson and the business address of the registered agent is: 4801 Mark IV Parkway, Fort Worth, Texas 76106.

ARTICLE III

        The purpose for which the Corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the TBOC.

ARTICLE IV

        4.1    Authorized Capital Stock.     The aggregate number of shares of capital stock that the Corporation is authorized to issue is 100 Million (100,000,000), of which 90 Million (90,000,000) shares are common stock having a par value of $0.001 per share (the "Common Stock"), and 10 Million (10,000,000) shares are preferred stock having a par value of $0.001 per share (the "Preferred Stock").

        4.2    Increase or Decrease in Authorized Capital Stock.     The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of directors, irrespective of the provisions of TBOC (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 4.3 of this Article IV.

        4.3    Preferred Stock.

          (A)  The Board of Directors of the Corporation (the "Board") is hereby authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock from time to time in one or more series pursuant to a resolution or resolutions providing for such issuance duly adopted by the Board. The Board is further authorized, subject to limitations prescribed by law, to file a certificate of designation pursuant to the applicable law of the State of Texas (any such certificate, a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, and restrictions thereof. The authority of the Board with respect to each series shall include, but shall not be limited to and shall not require (unless otherwise required by applicable law), determination of the following:

              (i)  The designation of the series, which may be by distinguishing number, letter, or title;

             (ii)  The number of shares of the series, which number the Board may thereafter (except where otherwise provided in the applicable Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

            (iii)  The amounts payable on, and the preferences, if any, of, shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

            (iv)  The dates on which dividends, if any, shall be payable;

             (v)  The redemption rights and price or prices, if any, for shares of the series;

            (vi)  The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

           (vii)  The amounts payable on, and the preferences, if any, of, shares of the series in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation;

          (viii)  Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereto, the date or dates at which such shares shall be convertible or exchangeable, and all other terms and conditions upon which such conversion or exchange may be made;

            (ix)  Restrictions on the issuance of shares of the same series or of any other class or series; and

             (x)  The voting rights, if any, of the holders of shares of the series.

          (B)  Except as may otherwise be provided in this Certificate of Formation, in a Preferred Stock Designation, or by applicable law, only shares of Common Stock shall be voted in elections of directors and for all other purposes and shares of Preferred Stock shall not entitle the holder thereof to vote at or receive notice of any meeting of the shareholders of the Corporation.

        4.4    Common Stock.

          (A)  Common Stock shall be subject to the express terms of any series of Preferred Stock. Each holder of Common Stock shall be entitled to one vote for each such share of Common Stock so held upon each matter properly submitted to a vote of the shareholders.

          (B)  Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

          (C)  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to such amounts as provided under applicable law.

        4.5    No Preemptive Rights.     No share of Common Stock or Preferred Stock shall entitle any holder thereof any preemptive right to subscribe for any shares of any class or series of stock of the Corporation whether now or hereafter authorized.

ARTICLE V

        Provisions for the management of the business and for the conduct of the affairs of the Corporation and provisions creating, defining, limiting, and regulating the powers of the Corporation, the Board, and the shareholders are as follows:

        5.0    Initial Board.     The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the next annual meeting of shareholders or until their successors are elected and qualified are as follows:

Names	Address
Curtis D. Hodgson	1600 Airport Freeway, Suite #100, Bedford, Texas 76022
Kenneth E. Shipley	1600 Airport Freeway, Suite #100, Bedford, Texas 76022
Mark E. Bennett	1600 Airport Freeway, Suite #100, Bedford, Texas 76022
Stephen Crawford	1600 Airport Freeway, Suite #100, Bedford, Texas 76022
John A. Isakson	1600 Airport Freeway, Suite #100, Bedford, Texas 76022

        5.1    General Powers.     The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority herein or by statute expressly conferred upon it, the Board is hereby expressly empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of the State of Texas and of this Certificate of Formation as they may be amended, altered, or changed from time to time, and to any bylaws from time to time made by the Board or shareholders; provided, however, that no bylaw so made shall invalidate any prior act of the Board that would have been valid if such bylaw had not been made.

        5.2    Number of Directors; Election; Term.

          (A)  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of authorized directors constituting the Board shall be fixed solely by resolution of the Board.

          (B)  Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

          (C)  Election of directors of the Corporation need not be by written ballot unless the bylaws so provide.

          (D)  No shareholder will be permitted to cumulate votes at any election of directors.

        5.3    Vacancies and Newly Created Directorships.     Subject to the rights of holders of any series of Preferred Stock, and except as otherwise provided in the TBOC, vacancies occurring on the Board for any reason and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director, at any meeting of the Board. A person so elected by the Board to fill a vacancy or newly created directorship shall hold office until his or her successor shall be duly elected and qualified, or until such Director's earlier death, resignation, or removal.

        5.4    No Action by Written Consent.     Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of the shareholders of the Corporation and may not be effected by any consent in writing by the shareholders.

        5.5    Advance Notice.     Advance notice of shareholder nominations for election of directors and other business to be brought by shareholders at any meeting of shareholders shall be given in the manner provided in the bylaws.

        5.6    Special Meetings.     Except as otherwise expressly provided by the terms of any series of Preferred Stock or applicable law, special meetings of shareholders of the Corporation may be called by the Board, the Chairman of the Board, the Chief Executive Officer and shall be called by the Corporation if requested by one or more record shareholders representing ownership of at least fifty percent (50%) of the outstanding shares of the Corporation's stock entitled to vote and who has complied with the requirements set forth in the bylaws. A special meeting of shareholders may not be called by any other person.

        5.7    Amendments to the Bylaws.     (a) In furtherance and not in limitation of the powers conferred by statute, the Board is hereby expressly authorized to adopt, alter, amend or repeal the bylaws of the Corporation without the assent or vote of the shareholders, including without limitation the power to fix, from time to time, the number of directors that shall constitute the whole Board, subject to the right of the shareholders to alter, amend, or repeal the bylaws made by the Board.

          (b)   The shareholders also shall have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Formation of the Corporation, any amendment or modification of Section 2.2, Section 2.3, Section 2.7, Section 2.8, Section 3.1, Section 3.2, Section 3.9, Section 3.10 and Section 7.4 of the Corporation's Bylaws, shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

        5.8    Submission of Contracts to Shareholder Vote.     The Board in its discretion may submit any contract or act for approval or ratification at any annual meeting of the shareholders or at any meeting of the shareholders called for the purpose of considering any such contract or act, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation that is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of shareholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved or ratified by every shareholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest or for any other reason.

        5.9    Shareholder Approval of Mergers.     Irrespective of the provisions of Article 5 of the TBOC (or any successor provision thereto), a merger requiring shareholder approval under Article 5 of the TBOC shall require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on that matter.

 ARTICLE VI

        6.1    Limitation of Personal Liability.     To the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the TBOC is amended after the effective date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBOC as so amended. Any repeal or modification of this Article VI by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

        6.2    Indemnification.     The Corporation shall indemnify, to the fullest extent permitted by law, any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, by reason of the fact that such person is or was a director or officer of the Corporation, or, while such person was a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorney's fees) actually incurred by such person in connection with such action, suit, or proceeding. In addition to the foregoing, the Corporation shall, upon request of any such person described above and to the fullest extent permitted by law, pay or reimburse the reasonable expenses incurred by such person in any action, suit, or proceeding described above in advance of the final disposition of such action, suit, or proceeding.

        The Corporation shall indemnify and advance expenses to and may provide indemnity insurance for persons who are named in any lawsuits or other proceedings as a result of their service to the Corporation as directors or officers of the Corporation to the fullest extent permitted by the laws of the State of Texas as such laws may now or hereafter exist. The Corporation may, but is not required to, indemnify, advance expenses to, and provide indemnity insurance for, persons who are named in any lawsuits or other proceedings as a result of their service to the Corporation as employees or agents of the Corporation to the fullest extent permitted by the laws of the State of Texas as such laws may now or hereafter exist. Any repeal or amendment of this Article VI shall operate prospectively only and shall not adversely affect any right to receive indemnification which then exists as a result hereof.

ARTICLE VII

        Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Texas may, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for the Corporation under Subchapter I of Chapter 21 of Title 2 of the TBOC or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Subchapter I of Chapter 21 of Title 2 of the TBOC order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of the Corporation, as the case may be, and also on the Corporation.

 ARTICLE VIII

        Unless the Corporation consents in writing to the selection of an alternative forum, United States District Court for the Northern District of Texas, or if that court lacks jurisdiction, state district courts of Tarrant County, Texas shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation's shareholders, (C) any action asserting a claim arising pursuant to any provision of the TBOC, or (D) any action asserting a claim governed by the internal affairs doctrine as such doctrine exists under the law of the State of Delaware. However, this sole and exclusive forum provision will not apply in those instances where there is exclusive federal jurisdiction, including but not limited to certain actions arising under the Securities Act or the Exchange Act.

ARTICLE IX

        The Corporation reserves the right to restate this Certificate of Formation and to amend, alter, change, or repeal any provision contained in this Certificate of Formation (including any rights, preferences or other designations of Preferred Stock) in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders, directors, and officers are subject to this reserved power. Notwithstanding any other provision of this Certificate of Formation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision of this Certificate of Formation inconsistent with the purpose and intent of, Section 4.3 of Article IV, Article V, Article VI or this Article IX (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Article).

ARTICLE X

        This document becomes effective when the document is filed by the Secretary of State of the State of Texas.

        THE UNDERSIGNED, affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Executed on this            day of October, 2019

Kenneth E. Shipley President & Chief Executive Officer c/o Legacy Housing Corporation 1600 Airport Freeway, Suite #100 Bedford, Texas 76022

Annex B

BYLAWS

OF

LEGACY HOUSING CORPORATION
A Texas corporation

(Adopted as of November     , 2019)

BYLAWS

OF

LEGACY HOUSING CORPORATION
A Texas corporation

ARTICLE 1

OFFICES

        Section 1.1.    Registered Office.     The address of the registered office of the Corporation in Texas shall be 1600 Airport Freeway, Suite #100, Bedford, Texas 76022. The registered agent at such address in charge thereof shall be Curtis D. Hodgson, all of which shall be subject to change from time to time as permitted by law.

        Section 1.2.    Other Offices.     The Corporation may also have an office or offices or place or places of business within or without the State of Texas as the Board may from time to time designate.

ARTICLE 2

MEETINGS OF SHAREHOLDERS

        Section 2.1.    Annual Meeting.     The annual meeting of the shareholders shall be held at the principal place of business of the Corporation or at such other place within or outside of Texas (or may not be held at any place, but may instead be held solely by means of remote communication if so decided by the Board in its sole discretion), on such date and at such time as shall be determined from time to time by the Board, for the purpose of electing directors and for transacting other proper business.

        Section 2.2.    Special Meetings.

        (a)   Special meetings of the shareholders for any purpose or purposes, other than those required by statute, may be called at any time by the Board, the Chairman of the Board, or the Chief Executive Officer and shall be called by the Corporation upon the request of the shareholders as set forth in Section 2.2(b) below. Except as set forth in this Section 2.2, no other person may call a special meeting of shareholders. Special meetings of the shareholders shall be held at the principal place of business of the Corporation or at such other place within or outside of Texas (or may not be held at any place, but may instead be held solely by means of remote communication if so decided by the Board in its sole discretion), on such date and at such time as shall be determined from time to time by the Board, for the purpose set forth in the Corporations notice of meeting.

        (b)   A special meeting of the shareholders shall be called by the Corporation following the receipt by the Secretary of a written request for a special meeting of the shareholders (a "Special Meeting Request") from one or more record shareholders representing ownership of at least fifty percent (50%) of the outstanding shares of the Corporation's stock entitled to vote (the "Requisite Holders") if such Special Meeting Request complies with the requirements set forth in this Section 2.2(b). A Special Meeting Request shall only be valid if it is signed and dated by each of the Requisite Holders (or their duly authorized agents) and if such request sets forth all information required in Section 2.3(a)(2). If a Special Meeting Request complies with this Section 2.2, the Board may fix a record date (in accordance with Section 2.5 herein), which shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the record date is adopted by the Board. If the Board, within ten (10) days after the date on which a valid Special Meeting Request is received, fails to adopt a resolution fixing the record date, the record date shall be the close of business on the tenth (10th) day after the first date on which the Special Meeting Request is received by the Secretary. The Board shall also establish the place (if any), date and time of the special meeting of shareholders requested in such Special Meeting Request. The date of any such special meeting shall not be more than ninety (90) days after the Secretary's receipt of the properly submitted Special Meeting Request; provided, however, that in the event that a Special Meeting Request is received after the expiration of the advance notice period set forth in Section 2.3(a)(2), but before the annual meeting of shareholders, the Board may use its discretion to set the date of a special meeting no more than ten (10) days following the annual meeting of shareholders. Only matters that are stated in the Special Meeting Request shall be brought before and acted upon during the special meeting of shareholders called according to the Special Meeting Request; provided, however, that nothing herein shall prohibit the Board from submitting any matters to the shareholders at any special meeting of shareholders called by the shareholders pursuant to this Section 2.2(b). Requisite Holders may revoke a Special Meeting Request by written revocation delivered to the Corporation at any time prior to the special meeting of shareholders; provided, however, the Board shall have the sole discretion to determine whether to proceed with the special meeting of shareholders following such written revocation. Additionally, a Requisite Holder whose signature (or authorized agent's signature) appears on a Special Meeting Request may revoke such Requisite Holder's participation in a Special Meeting Request at any time by written revocation delivered to the Secretary in the same manner as the Special Meeting Request and if, following any such revocation, the remaining Requisite Holders participating in the Special Meeting Request do not represent at least the Requisite Percentage, the Special Meeting Request shall be deemed revoked. Likewise, any reduction in percentage stock ownership of the Requisite Holders below the Requisite Percentage following delivery of the Special Meeting Request to the Secretary shall be deemed to be a revocation of the Special Meeting Request. If written revocations of requests for the special meeting have been delivered to the Secretary and the result is that shareholders (or their agents duly authorized in writing), as of the date of the Special Meeting Request, entitled to cast less than the Requisite Percentage have delivered, and not revoked, requests for a special meeting to the Secretary, the Secretary shall refrain from mailing the notice of the meeting and send to all requesting shareholders who have not revoked such requests a written notice of any revocation of a request for the special meeting or, if the notice of meeting has been mailed, the Secretary shall send to all requesting shareholders who have not revoked requests for a special meeting a written notice of any revocation of a request for the special meeting and of the Secretary's intention to revoke the notice of the meeting, and shall there thereafter revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting. A Special Meeting Request shall not be valid (and thus the special meeting of shareholders requested pursuant to the Special Meeting Request will not be held) if (i) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law; or (ii) the Special Meeting Request was made in a manner that involved a violation of Section 14(a) under the Exchange Act and the rules and regulations thereunder. In addition, if none of the Requisite Holders appears or sends a representative to present the business or nomination submitted by the shareholders in the Special Meeting Request to be conducted at the special meeting of shareholders, the Corporation need not conduct any such business or nomination for a vote at such special meeting of shareholders.

        Section 2.3.    Notice of Shareholder Business and Nominations.

        (a)   Annual Meetings of Shareholders.

          (1)   At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of shareholders, nominations of persons for election to the Board of the Corporation and the proposal of other business must be brought (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or any committee thereof, or (C) by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 2.3(a) is delivered to the Secretary of the Corporation and on the record date for the determination of shareholders entitled to vote at the annual meeting, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.3(a). For the avoidance of doubt, clause (C) above shall be the exclusive means for a shareholder to make nominations and submit other business (other than matters properly included in the Corporation's notice of meeting of shareholders and proxy statement under Rule 14a-8 of the Exchange Act) before an annual meeting of shareholders.

          (2)   For any nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(1) of this Section 2.3, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the Corporation's principal executive offices, and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for shareholder action at such meeting. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days prior to such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class or series and number of shares of stock that are owned beneficially and of record by such nominee as well as any derivative or synthetic instrument, convertible security, put, option, stock appreciation right, swap or similar contract, agreement, arrangement or understanding the value of or return on which is based on or linked to the value of or return on any shares of stock, (iv) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder's notice by, or on behalf of, such nominee, whether or not such instrument or right shall be subject to settlement in underlying shares of stock, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such nominee with respect to securities of the Corporation, (v) all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (vi) such nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, and (iv) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and any beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class or series and number of shares of stock that are owned beneficially and of record by such shareholder and such beneficial owner as well as any derivative or synthetic instrument, convertible security, put, option, stock appreciation right, swap or similar contract, agreement, arrangement or understanding the value of or return on which is based on or linked to the value of or return on any shares of stock, (iii) a description of any agreement, arrangement, or understanding with respect to the nomination or proposal between or among such shareholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder's notice by, or on behalf of, such shareholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of stock, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the shareholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (I) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding stock required to approve or adopt the proposal or elect the nominee and/or (II) otherwise to solicit proxies or votes from shareholders in support of such proposal or nomination, and (vii) any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

          (3)   At the request of the Board, any person nominated by a shareholder for election or reelection as a director must furnish to the Secretary of the Corporation (A) that information required to be set forth in the shareholder's notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person's nomination was given and (B) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director or audit committee financial expert of the corporation under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation and (C) that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such shareholder's nomination shall not be considered in proper form pursuant to this Section 2.3.

          (4)   Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.3 to the contrary, in the event that the number of directors to be elected to the Board of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(2) of this Section 2.3, and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 2.3 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

        (b)   Special Meetings of Shareholders.

          (1)   Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (A) by or at the direction of the Board or (B) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 2.3(b) is delivered to the Secretary of the Corporation and on the record date for the determination of shareholders entitled to vote at the special meeting , who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.3(b).

          (2)   In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder delivers a notice in the form as is required by paragraph (a)(2) of this Section 2.3 to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

        (c)   General.

          (1)   Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.3 shall be eligible to be elected at an annual or special meeting of shareholders to serve as directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.3. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.3, and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.3, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.3, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.3, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

          (2)   A shareholder providing written notice required by this Section 2.3 shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is ten (10) business days prior to the meeting and, in the event of any adjournment or postponement thereof, ten (10) business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 2.3(c)(2), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 2.3(c)(2), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting.

          (3)   For purposes of this Section 2.3, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or other national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

          (4)   Notwithstanding the foregoing provisions of this Section 2.3, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.3; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.3, and compliance with this Section 2.3 shall be the exclusive means for a shareholder to make nominations or submit other business (other than, as provided in the last sentence of (a)(1), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.3 shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals or nominations in the Corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act, or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of formation.

        Section 2.4.    Notice of Meetings.

        (a)   Notice of all shareholders' meetings shall be given in writing by the Secretary or another officer of the Corporation authorized to give such notice, or (b) in case of a special meeting duly requested by shareholders pursuant to Section 2.2 and for which the Secretary has refused to give notice, by the shareholders entitled to call such meeting. Notice of any shareholders' meeting shall state the date and hour when and the place where it is to be held, if any (or, the means of remote communication, if any, by which shareholders may be deemed to be present in person and vote at such meeting), the record date for determining the shareholders entitled to vote at such meeting if such date is different from the record date for determining the shareholders entitled to notice of such meeting, and, in the case of a special meeting, the purpose or purposes for which such meeting is called. Subject to Section 7.3, and unless otherwise required by law, not more than sixty (60) nor less than ten (10) days prior to any such meeting, such notice shall be given to each shareholder entitled to vote at such meeting as of the record date for determining the shareholders entitled to notice of the meeting, directed by United States mail, postage prepaid, to such shareholder's address as it appears upon the records of the Corporation.

        (b)   Notwithstanding the preceding paragraph, notice of a shareholder meeting regarding a fundamental business transaction (as defined by the TBOC) must be given to each shareholder of the

Corporation not later than twenty-one (21) days prior to the meeting, regardless of the shareholder's right to vote on the matter. Notice of such action shall comply with any other requirements set by law.

        Section 2.5.    Record Date.     The Board may fix a date, which date shall not precede the date upon which the resolution fixing such date is adopted by the Board and shall not be more than sixty (60) nor less than ten (10) days preceding any meeting of shareholders, as the record date for the determination of the shareholders entitled to notice of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting. If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which such meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may set a new record date to the extent it complies with Section 6.101 of the TBOC. In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

        Section 2.6.    List of Shareholders.     The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least eleven (11) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting; provided, however, that if the record date for determining the shareholders entitled to vote is less than eleven (11) days before the meeting date, the list shall reflect the shareholders entitled to vote as of the eleventh (11th) day before the meeting date, arranged in alphabetical order, and showing the address of each shareholder and the number of shares of stock registered in the name of each shareholder, the type of shares held in the name of each shareholder, and the number of votes that each shareholder is entitled to if different from the number of shares held. Such list shall be open to the examination of any shareholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, during ordinary business hours, at the principal place of business of the Corporation. A list of shareholders entitled to vote at the meeting shall be produced and kept at the time and place, if any, of the meeting during the whole time thereof and may be examined by any shareholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the shareholders entitled to vote in person or by proxy at any meeting of shareholders.

        Section 2.7.    Voting.     Except as may be otherwise required by law, the Certificate of Formation, or these Bylaws, (a) every shareholder of record shall be entitled to one (1) vote for each share of stock held of record by such shareholder on the record date for determining the shareholders entitled to vote or act by written consent; (b) in all matters other than a contested election of directors, the affirmative vote of the majority of shares of stock present in person or represented by proxy at a shareholders' meeting having a quorum and entitled to vote on the subject matter shall be the act of the shareholders; (c) in a contested election of directors, directors shall be elected by a plurality of the votes of the shares of stock present in person or represented by proxy at a shareholders' meeting having a quorum and entitled to vote on the election of directors; (d) irrespective of the provisions of Article 5 of the TBOC (or any successor provision thereto), a merger requiring shareholder approval under Article 5 of the TBOC shall require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on that matter. No shareholder will be permitted to cumulate votes at any election of directors.

        Section 2.8.    No Action by Written Consent.     Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of the shareholders of the Corporation and may not be effected by any consent in writing by the shareholders.

        Section 2.9.    Proxies.     At any meeting of the shareholders, any shareholder entitled to vote thereat may authorize another person or persons to act for such shareholder by proxy authorized by an instrument in writing or by transmission permitted by law filed in accordance with the procedure established for the meeting, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 21.368 and 21.369 of the TBOC. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person.

        Section 2.10.    Quorum.     Except as may be otherwise required by law or the Certificate of Formation, at any meeting of the shareholders, the presence in person or by proxy of the holders of record of shares of stock that would constitute a majority of the votes if all the issued and outstanding shares of stock entitled to vote at such meeting were present and voted shall be necessary to constitute a quorum; provided, however, that, where a separate vote by a class or series of stock is required, a quorum shall consist of the presence in person or by proxy of the holders of record of shares of stock that would constitute a majority of the votes of such class or series if all issued and outstanding shares of stock of such class or series entitled to vote at such meeting were present and voted. In the absence of a quorum and until a quorum is secured, either the chairman of the meeting or a majority of the votes cast at the meeting by shareholders who are present in person or by proxy may adjourn the meeting, from time to time, without further notice if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. No business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted at the original meeting.

        Section 2.11.    Adjournment.     Any meeting of shareholders may be adjourned at the meeting from time to time, either by the chairman of the meeting, for an announced proper purpose, or by the shareholders, for any purpose, to reconvene at a later time and at the same or some other place, if any, and by the same or other means of remote communication, if any, and, unless otherwise required by law, notice need not be given of any such adjourned meeting if the time and place, if any, or the means of remote communication, if any, thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment a new record date for shareholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with the TBOC and section 2.5 herein and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. No business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted at the original meeting.

        Section 2.12.    Organization of Meetings.     Meetings of shareholders shall be presided over by the chairman of the meeting, who shall be one of the following, here listed in the order of preference: (a) the Chairman of the Board; or (b) in the Chairman's absence, the Chief Executive Officer; or (c) in the Chief Executive Officer's absence, the President; or (d) in the President's absence, a Vice President; or (d) in the absence of the foregoing officers, a chairman chosen by the shareholders at the meeting.

The Secretary shall act as secretary of the meeting, but in such officer's absence, the chairman of the meeting shall appoint a secretary of the meeting.

        Section 2.13.    Conduct of Meetings.     Subject to and to the extent permitted by law, the Board may adopt by resolution such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with law or such rules and regulations as adopted by the Board, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations, and procedures, and to do all such acts, as in the judgment of such chairman are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting and announcement of the date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders, their duly authorized proxies, or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) appointment of inspectors of election and other voting procedures. Unless and to the extent determined otherwise by the Board or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

        Section 2.14.    Joint Owners Of Stock.     If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

ARTICLE 3

BOARD OF DIRECTORS

        Section 3.1.    Number.     Except as may be otherwise provided in the Certificate of Formation and subject to the rights of holders of any series of Preferred Stock, the entire Board shall consist of one (1) or more directors, the total number thereof shall be authorized first by the incorporator of the Corporation and thereafter from time to time solely by resolution of the Board. Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. Directors need not be shareholders of the Corporation.

        Section 3.2.    Resignations and Vacancies.

        (a)   Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the Certificate of Formation or these Bylaws, when one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

        (b)   Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, and except as otherwise provided in the TBOC, vacancies occurring on the Board for any reason and newly created directorships resulting from an increase in the authorized number of directors shall be filled only by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director, at any meeting of the Board. A person so elected by the Board to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been assigned by the Board and until his or her successor shall be duly elected and qualified, or until such director's earlier death, resignation, or removal.

        Section 3.3.    Meetings.     The Board may by resolution provide for regular meetings to be held at such times and places as it may determine, and such meetings may be held without further notice. Special meetings of the Board may be called by the Chairman, the Chief Executive Officer, the President, or by not less than a majority of the directors then in office. Subject to Section 7.3, notice of the time and place of such meeting shall be given by or at the direction of the person or persons calling the meeting, and shall be delivered personally, telephoned, or sent by electronic mail or facsimile, to each director at least twenty-four (24) hours prior to the time of the meeting, or sent by First Class United States mail, postage prepaid, to each director at such director's address as shown on the records of the Corporation, in which case such notice shall be deposited in the United States mail no later than the fourth (4th) business day preceding the day of the meeting. Unless otherwise specified in the notice of a special meeting, any and all business may be transacted at such meeting. Meetings of the Board, both regular and special, may be held either within or outside the State of Texas. Unless otherwise restricted by the Certificate of Formation or these Bylaws, members of the board of directors, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

        Section 3.4.    Action Without a Meeting.     Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all the directors or all members of the committee, as the case may be, consent thereto in writing or by electronic transmission, and such writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee, as the case may be.

        Section 3.5.    Quorum.     At any meeting of the Board, the presence of (a) a majority of the directors then in office or (b) one-third (1/3) of the total number of directors, whichever is greater, shall be necessary to constitute a quorum for the transaction of business. Notwithstanding the foregoing, if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without further notice if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken.

        Section 3.6.    Vote Necessary to Act and Participation by Conference Telephone.     The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, except as may otherwise be provided by law, the Certificate of Formation, or these Bylaws. Participation in a meeting by conference telephone or similar means by which all participating directors can hear each other shall constitute presence in person at such meeting.

        Section 3.7    Fees and Compensation of Directors.     Unless otherwise restricted by the Certificate of Formation or these Bylaws, the Board shall have the authority to fix the compensation of directors.

        Section 3.8.    Executive and Other Committees.

        (a)   The Board may by resolution designate an Executive Committee and/or one or more other committees, each committee to consist of two (2) or more directors, except that the Executive Committee, if any, shall consist of not less than (3) directors. Any such committee, to the extent provided in such resolution or in these Bylaws, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation, except in reference to powers or authority expressly forbidden such committee by law, and may authorize the seal of the corporation to be fixed to all papers that may require it.

        (b)   During the intervals between meetings of the Board, the Executive Committee, unless restricted by resolution of the Board, shall possess and may exercise, under the control and direction of the Board, all of the powers of the Board in the management and control of the business of the Corporation to the fullest extent permitted by law. All action taken by the Executive Committee shall be reported to the Board at its first meeting thereafter and shall be subject to revision or rescission by the Board; provided, however, that rights of third parties shall not be affected by any such action by the Board.

        (c)   If any member of any such committee other than the Executive Committee is absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

        (d)   Any such committee shall meet at stated times or on notice to all of its own number. It shall fix its own rules of procedure. A majority shall constitute a quorum, but the affirmative vote of a majority of the whole committee shall be necessary to act in every case.

        Section 3.9.    Indemnification.

        (a)    General.     This Section 3.9 is intended to provide, to the fullest extent permitted by law, indemnification and advancement of expenses to each "Indemnified Person" as defined below. If any provision of this Article or the application of this Article to any person or circumstance shall be found to be invalid or unenforceable, the remainder of this Article or the application of this Article to any person or circumstance which is not invalid or unenforceable shall not be affected, and each provision of this Article shall be valid and enforced to the fullest extent permitted by law.

        (b)    Indemnified Persons.     Throughout this Section 3.9, "Indemnified Person" shall mean any individual or firm who is or was a director, advisory director, officer or employee of the Company, including any individual or firm who is or was serving at the request of the Company as a director, advisory director, officer, partner, trustee, administrator or employee of any majority-owned subsidiary or an employment benefit plan of the Company. An "Indemnified Person" shall also include any person entitled to mandatory indemnification under Applicable Law.

        (c)    Right to Indemnification.     Without limiting the generality of Section 1 of this Section 3.9, to the fullest extent permitted by, and in accordance with the procedures established by Applicable Law, the Company shall indemnify any Indemnified Person against any liabilities, judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the Indemnified Person in connection with any proceeding in which the Indemnified Person was, is, or is threatened to be made a named defendant or respondent because of the Indemnified Person's service to the Company or at the Company's request.

        (d)    Advancement of Expenses.     Without limiting the generality of Section 1 of this Section 3.9, to the fullest extent permitted by, and in accordance with the procedures established by Applicable Law, the reasonable expenses of an Indemnified Person who was, is, or is threatened to be made a named defendant or respondent in a proceeding for which indemnification shall be provided pursuant to this Section 3.9 shall be paid or reimbursed by the Company in advance of the final disposition of the proceeding. Further, the Company shall pay or reimburse expenses actually incurred by an Indemnified Person in connection with his or her appearance as a witness or other participation in a proceeding arising out of the Indemnified Person's service to the Company or at the Company's request, whether or not the Indemnified Person is a named defendant or respondent in the proceeding.

        (e)    Changes in Law.     This Section 3.9 shall be deemed to incorporate by reference any future amendments, additions to, or judicial or administrative interpretations of Applicable Law that provide a fuller extent of indemnification or advancement of expenses to Indemnified Persons.

        (f)    Miscellaneous.     The indemnification and advancement of expenses provided for in this Section 3.9 are not exclusive of any other rights to which Indemnified Persons may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of all or part of this Article by the Directors or stockholders of the Company shall not adversely affect any right or protection of an Indemnified Person existing at the time of such repeal or modification. The right to indemnification provided under this Article shall inure to the benefit of the heirs, administrators, executors, and assigns of any Indemnified Person. This Section 3.9 is not intended to limit, and shall not be construed as limiting, the Company's permissive indemnification, consistent with the Applicable Law, of persons who are not Indemnified Persons.

        (g)    Insurance.     The Company may purchase and maintain insurance, at its expense, to protect itself and any Indemnified Person against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Section 3.9.

        Section 3.10.    Removal.     Except as may be otherwise provided in the Certificate of Formation and subject to the rights of holders of any series of Preferred Stock, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, at any meeting of shareholders called expressly for that purpose.

        Section 3.11.    Chairman.     The Board shall elect a Chairman from among the directors. The Chairman shall preside at all meetings of the Board and shall perform such other duties as may be directed by resolution of the Board or as otherwise set forth in these Bylaws.

ARTICLE 4

OFFICERS

        Section 4.1.    Officers Generally.     The Corporation shall have the Chief Executive Officer, the President, the Chief Financial Officer, Chief Operating Officer, the Secretary, the Treasurer and one or more Vice Presidents, all of whom shall be chosen by the Board. The Corporation may also have one or more Assistant Secretaries, Assistant Treasurers, and other officers and agents as the Board may deem advisable, all of whom shall be chosen by the Board. The Board may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. All officers shall hold office for one (1) year and until their successors are selected and qualified, unless otherwise specified by the Board; provided, however, that any officer shall be subject to removal at any time by Board and the Board may fill any vacant officer position. The officers shall have such powers and shall perform such duties, executive or otherwise, as from time to time may be assigned to them by the Board and, to the extent not so assigned, as generally pertain to their respective offices, subject to the control of the Board. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board.

        Section 4.2.    Duties of Officers.

        (a)    Chief Executive Officer.     The Chief Executive Officer shall preside at all meetings of the shareholders and at all meetings of the Board, unless the Chairman of the Board has been appointed and is present. Unless an officer has been appointed Chief Executive Officer of the Corporation, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board shall designate from time to time.

        (b)    President.     The President shall preside at all meetings of the shareholders and at all meetings of the Board (if a director), unless the Chairman of the Board or the Chief Executive Officer has been appointed and is present. Unless another officer has been appointed Chief Executive Officer of the corporation, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board shall designate from time to time.

        (c)    Chief Financial Officer.     The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board or the President. The Chief Financial Officer, subject to the order of the Board, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the President shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The President may direct the Treasurer, if any, or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the President shall designate from time to time.

        (d)    Chief Operating Officer.     The Chief Operating Officer shall preside at all meetings of the shareholders and at all meetings of the Board (if a director), unless the Chairman of the Board, the Chief Executive Officer or the President has been appointed and is present. The Chief Operating Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board, Chief Executive Officer or President shall designate from time to time.

        (e)    Secretary.     The Secretary shall attend all meetings of the shareholders and of the Board and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the shareholders and of all meetings of the Board and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board shall designate from time to time. The President may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the President shall designate from time to time.

        (f)    Treasurer.     Unless another officer has been appointed Chief Financial Officer of the Corporation, the Treasurer shall be the chief financial officer of the Corporation and shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board, the Chief Executive Officer or the President, and, subject to the order of the Board, shall have the custody of all funds and securities of the Corporation. The Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board, the Chief Executive Officer or the President shall designate from time to time.

        (g)    Vice Presidents.     The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President shall designate from time to time.

        (h)    Other Officers.     Other officers of the Corporation shall have such powers and shall perform such duties as may be assigned by the Board.

        Section 4.3.    Authority to Sign.     The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation. All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board shall authorize so to do. Unless authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

        Section 4.4.    Voting Of Securities Owned By The Corporation.     All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board, or, in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President.

ARTICLE 5

SHARES

        Section 5.1.    Certificates.     Shares of stock shall be represented by certificates, provided that the Board may provide by resolution that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of record of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares of stock owned by such holder. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. Each certificate representing shares of the Corporation shall state upon the face thereof: (a) that the Corporation is organized under the laws of Texas; (b) the name of the person to whom issued; (c)the number and class of shares and the designation of the series, if any, which that certificate represents; (d)the par value of each share represented by the certificate or a statement that the shares are without par value; (e) a conspicuous statement setting forth restrictions on the transfer of the shares, if any.

        Section 5.2.    Lost, Stolen, or Destroyed Stock Certificates; Issuance of New Certificates.     A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner's legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

        Section 5.3.    Transfers.     Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares. The Corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such shareholders in any manner not prohibited by the TBOC.

        Section 5.4.    Registered Shareholders.     The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

ARTICLE 6

DIVIDENDS

        Section 6.1.    Declaration Of Dividends.     Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Formation and applicable law, if any, may be declared by the Board pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Formation and applicable law.

        Section 6.2.    Dividend Reserve.     Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

 ARTICLE 7

GENERAL MATTERS

        Section 7.1.    Seal.     The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.

        Section 7.2.    Fiscal Year.     The fiscal year of the Corporation shall be determined by resolution of the Board.

        Section 7.3.    Waiver of Notice of Meetings of Shareholders, Directors, and Committees.     Any waiver of notice given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and does object, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders, directors, or members of a committee of the Board need be specified in a waiver of notice.

        Section 7.4.    Amendments to the Bylaws.     Subject to the provisions of the Certificate of Formation, the Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The shareholders also shall have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Formation, any amendment or modification of Section 2.2, Section 2.3, Section 2.7, Section 2.8, Section 3.1, Section 3.2, Section 3.9, Section 3.10 and this Section 7.4 shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE 8

CONSTRUCTION AND DEFINED TERMS

        Section 8.1.    Construction.     As appropriate in context, whenever the singular number is used in these Bylaws, the same includes the plural, and whenever the plural number is used in these Bylaws, the same includes the singular. As used in these Bylaws, each of the neuter, masculine, and feminine genders includes the other two genders. As used in these Bylaws, "include," "includes," and "including" shall be deemed to be followed by "without limitation".

        Section 8.2.    Defined Terms.     As used in these Bylaws,

        "Affiliates" and "associates" shall have the meanings set forth in Rule 405 under the Securities Act.

        "Board" means the board of directors of the Corporation.

        "Bylaws" means these bylaws of the Corporation, as the same may be amended from time to time.

        "Certificate of Formation" means the Certificate of Formation of the Corporation, as the same may be amended from time to time.

        "Common Stock" means the common stock of the Corporation, par value $0.001 per share.

        "Corporation" means Legacy Housing Corporation.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Securities Act" means the Securities Act of 1933, as amended.

        "TBOC" means the Business Organization Code of the State of Texas, as the same may be amended from time to time.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. LEGACY HOUSING CORPORATION MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3. X Please mark your votes like this 1. Election of Directors (1) Curtis D. Hodgson (2) Kenneth E. Shipley (3) Mark E. Bennett (4) John A. Isakson (5) Stephen L. Crawford FOR all Nominees WITHHOLD AUTHORITY (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) 2. Ratification of independent registered public accounting firm. ABSTAIN FOR AGAINST FOR AGAINST ABSTAIN 3. Approval of the reincorporation of the Company from the state of Delaware to the state of Texas. CONTROL NUMBER Signature Signature, if held jointly Date , 2019 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS LEGACY HOUSING CORPORATION Theundersigned appoints Curtis D. Hodgson and Neal J. Suit, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Legacy Housing Corporation, held of record by the undersigned at the close of business on September 13, 2019 at the Annual Meeting of Stockholders of Legacy Housing Corporation to be held on November 8, 2019, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)